UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Soliciting Material Pursuant to §240.14a-12
Asbury Automotive Group, Inc.

(Name of Registrant as Specified In Its Charter)

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Asbury Automotive Group, Inc.
2905 Premiere Parkway NW, Suite 300
Duluth, GA 30097

March 14, 2019

Dear Stockholders,
On behalf of the Board of Directors and management of Asbury Automotive Group, Inc., we cordially invite you to attend our 2019 Annual Meeting of Stockholders.
As you know, an important aspect of the annual meeting process is the vote by stockholders on corporate business. The matters to be voted on are described in the notice of meeting and the proxy statement, which accompany this letter. We value your vote and urge you to exercise your rights as a stockholder to vote. Whether or not you plan to attend the meeting, please read the enclosed proxy statement and complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope or vote by telephone or the Internet. This will ensure that your shares are represented at the meeting.
Sincerely,
David W. Hult
President, Chief Executive Officer and Director

 YOUR VOTE IS IMPORTANT

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ASBURY AUTOMOTIVE GROUP, INC.
2905 PREMIERE PARKWAY NW, SUITE 300
DULUTH, GEORGIA 30097
(770) 418-8200

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
APRIL 17, 2019
To Our Stockholders:
The 2019 Annual Meeting of Stockholders of Asbury Automotive Group, Inc. (the “2019 Annual Meeting”) will be held at our corporate headquarters located at 2905 Premiere Parkway NW, Duluth, Georgia 30097 on April 17, 2019, at 8:00 a.m., Eastern Time, for the purpose of considering and acting upon the following proposals:
1.election of nine director nominees to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.approval of our 2019 Equity and Incentive Compensation Plan;
3.approval, on an advisory basis, of the compensation of our named executive officers;
4.ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
5.any other matters that may properly come before the 2019 Annual Meeting or any adjournments or postponements of the 2019 Annual Meeting.
Only stockholders of record, as of 5:00 p.m., Eastern Time, on February 28, 2019 (the “Record Date”), are entitled to notice of, and to vote at, the 2019 Annual Meeting and any adjournments or postponements of the 2019 Annual Meeting. A complete list of stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting will be available for inspection by stockholders during normal business hours during the ten day period immediately prior to the 2019 Annual Meeting at our corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, as well as at the 2019 Annual Meeting.
Your vote is important. Please complete, date and sign the enclosed proxy. Then return it promptly in the enclosed envelope, or vote by telephone or the Internet, to ensure your shares are represented at the 2019 Annual Meeting. Any proxy you give will not be used if you thereafter choose to attend and vote in person at the 2019 Annual Meeting.
This proxy statement and the Company’s 2018 Annual Report on Form 10-K are available on the Internet at www.edocumentview.com/ABG
BY ORDER OF THE BOARD OF DIRECTORS,
George A. Villasana
Senior Vice President, General Counsel & Secretary

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Asbury Automotive Group, Inc.
2905 Premiere Parkway NW, Suite 300
Duluth, GA 30097
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by Asbury Automotive Group, Inc. (“Asbury”, the “Company”, “we”, “us” or “our”) on behalf of the Board of Directors (the “Board”) for the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"), including all adjournments or postponements of the 2019 Annual Meeting. The accompanying Notice of the 2019 Annual Meeting and Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting to be held on April 17, 2019, this proxy statement and proxy card are first being mailed to stockholders, and made available on the Internet, on or about March 15, 2019. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is included with these materials.
INFORMATION ABOUT THE MEETING
What is the purpose of the 2019 Annual Meeting?
At the 2019 Annual Meeting, stockholders will be asked to consider and vote on the following proposals:

Proposal	Matter	Board Vote Recommendations
1	Election of Directors	FOR EACH NOMINEE
2	Approval of our 2019 Equity and Incentive Compensation Plan	FOR
3	Approval, on an advisory basis, of the 2018 compensation of our named executive officers	FOR
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019	FOR
We will also transact any other business that may properly come before the 2019 Annual Meeting. Representatives from our independent registered public accounting firm, Ernst & Young LLP, are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions from stockholders.
Who is entitled to vote?
The record date for the 2019 Annual Meeting is February 28, 2019 (the "Record Date"). Only stockholders of record as of 5:00 p.m., Eastern Time, on the Record Date are entitled to notice of and to vote at the 2019 Annual Meeting. Attendance at the 2019 Annual Meeting will be limited to stockholders of record, their proxies, beneficial owners having evidence of ownership on the Record Date and our invited guests.
Our sole outstanding class of capital stock is our common stock, par value $0.01 per share. Except as otherwise required by law, or as described in this proxy statement, each holder of our common stock is entitled to one vote per share with respect to each director nominee and on each other matter submitted at the 2019 Annual Meeting. As of the Record Date, there were 19,499,144 shares of our common stock issued and outstanding and entitled to vote on each matter to be voted upon at the 2019 Annual Meeting, which number includes 252,023 shares of unvested restricted stock entitled to voting rights and that are held by our employees.
How do I vote?
1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, your shares will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.
2. You may vote by telephone or the Internet. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by telephone or the Internet by following the voting instructions on the proxy card. If your shares are held in “street name” by a bank, broker or other nominee, you may also be able to vote by telephone or the Internet. Please check the voting form provided by your bank, broker or other nominee to see if it offers such options.
3. You may vote in person at the 2019 Annual Meeting. If you are a stockholder of record and attend the 2019 Annual Meeting and wish to vote in person, you will be given a ballot at the meeting. However, if your shares are held in

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the name of your bank, broker or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of our common stock as of the Record Date for the 2019 Annual Meeting. Please contact the bank, broker or other nominee holding your shares directly if you would like to obtain a proxy to vote your shares directly at the 2019 Annual Meeting. Even if you plan to attend the 2019 Annual Meeting, please complete, sign and return your proxy card, or vote by telephone or the Internet, to ensure that your shares are represented. If you attend the 2019 Annual Meeting, any votes you cast at the meeting will supersede your proxy.
How many shares must be present to hold the 2019 Annual Meeting?
A quorum must be present at the 2019 Annual Meeting for any business to be conducted. The presence at the 2019 Annual Meeting, in person or by proxy, of at least 9,749,573 shares, which represents a majority of the shares of common stock outstanding on the Record Date, will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be counted for the purpose of determining the presence of a quorum.
What if a quorum is not present at the 2019 Annual Meeting?
If a quorum is not present at the scheduled time of the 2019 Annual Meeting, the chairman of the 2019 Annual Meeting may adjourn or postpone the 2019 Annual Meeting until a quorum is present. The time and place of the adjourned or postponed 2019 Annual Meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the 2019 Annual Meeting.
Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the 2019 Annual Meeting by:

•	signing and properly submitting another proxy with a later date;

•	voting by telephone or the Internet;

•	giving written notice of the revocation of your proxy, which must be received by our Secretary at our corporate headquarters prior to the 2019 Annual Meeting; or

•	voting in person at the 2019 Annual Meeting.
What if I return an executed proxy but do not specify how my shares are to be voted?
If you properly execute and return your proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the 2019 Annual Meeting, or if your voting instructions are unclear, your shares will be voted in accordance with the recommendation of the Board as to all such matters.
Will any other business be conducted at the 2019 Annual Meeting?
The Board is aware of no other business that will be presented at the 2019 Annual Meeting. If any other business properly comes before the stockholders for a vote at the 2019 Annual Meeting, the proxy holders will vote the shares for which they have been granted a proxy as recommended by our Board, or if no recommendation is given, in accordance with their own discretion.
What are abstentions, broker non-votes and withheld votes, and how are they treated?
A share voted "abstain" with respect to any proposal is considered present and entitled to vote with respect to that proposal and will be included for purposes of calculating the presence of a quorum at the 2019 Annual Meeting. You may abstain from voting on any proposal to be voted on at the 2019 Annual Meeting other than the election of directors, which by virtue of the vote required to approve such proposal, does not provide for abstentions under applicable law.
A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee in "street name", and the bank, broker or other nominee does not receive voting instructions from the beneficial owner of these shares as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal. Banks, brokers and other nominees are only able to, but are not required to, exercise discretionary voting authority on routine matters. The proposal related to the ratification of our independent registered public accounting firm (Proposal 4) is the only item on the agenda for the 2019 Annual Meeting that is considered a routine matter. If a bank, broker or other nominee does not receive specific voting instructions with respect to one or more non-routine matters, such nominee may not cast a vote on the proposal, resulting in a broker non-vote. Broker non-votes will be included for purposes of calculating the presence of a quorum at the 2019 Annual Meeting.
With respect to the election of directors (Proposal 1), our directors are elected by a plurality of the votes cast, but are subject to our director voting policy set forth in our Corporate Governance Guidelines. If you vote "withhold" with respect to the election of one or more nominees, your shares will not be voted with respect to those nominees. "Withheld"

votes will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote "against" that director nominee under our director voting policy.
What vote is required to approve each proposal at the 2019 Annual Meeting?
The table below describes the vote required for approval of each matter to be brought before the 2019 Annual Meeting, as well as the treatment of abstentions, broker non-votes and withheld votes.

Proposal	Vote Required	Treatment of Abstentions	Treatment of Broker Non-Votes	Treatment of Withhold Votes
Election of Directors	Each nominee must receive the affirmative vote of a plurality of the votes cast*	Not Applicable	No Effect	Against
Approval of the Company’s 2019 Equity and Incentive Compensation Plan	The affirmative vote of a majority of the votes cast	Against	No Effect	Not Applicable
Advisory Approval of Executive Compensation	The affirmative vote of the holders of a majority of the voting power of shares present in person or represented by proxy and entitled to vote	Against	No Effect	Not Applicable
Ratification of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the voting power of shares present in person or represented by proxy and entitled to vote	Against	No Effect	Not Applicable
*While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a director voting policy. This policy provides that in an uncontested election, any nominee for director who is a current director and who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board promptly following the certification of the election results. The Governance & Nominating Committee will consider each resignation tendered and recommend to the Board whether to accept or reject it. The Board will act on each tendered resignation within 90 days following the certification of the election results.
Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director nominee. If you vote “Withhold” with respect to the election of one or more nominees, your shares will not be voted with respect to those nominees. For a “withheld” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote “against” that director nominee under our director voting policy. Neither broker non-votes nor abstentions will be deemed to be votes “for” or “withheld”.
Who pays for the costs of soliciting proxies?
We will pay the cost of soliciting proxies, including the expenses of preparing, printing and mailing the proxy materials to stockholders. We have retained Innisfree M&A Incorporated to aid in the broker search and the solicitation of proxies, for a fee of approximately $15,000, plus reasonable out-of-pocket expenses and disbursements. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and other employees may also solicit proxies without additional compensation. This solicitation may be in person or by telephone, email or other electronic communication methods.

SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s common stock by (1) each of our directors, (2) each of our named executive officers, and (3) our directors and executive officers as a group. In addition, the table sets forth information about all other persons known to the Company to be the beneficial owner of more than five percent of the Company’s common stock.
Except as set forth below, the following information is given as of the Record Date. In the case of percentage ownership, the information is based on 19,499,144 shares of the Company’s common stock being outstanding as of the Record Date, which number includes 252,023 shares of unvested restricted stock that have voting rights and are held by the Company’s employees. Shares issuable upon the vesting of performance share units within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the beneficial ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the voting power of any other person.

	Shares Beneficially Owned†
Name of Beneficial Owner	Number	%
Principal Stockholders
BlackRock, Inc.(1)	3,384,516	17.36%
The Vanguard Group(2)	2,034,455	10.43%
Abrams Capital Management, LLC(3)	1,902,528	9.76%
Victory Capital Management Inc.(4)	1,302,181	6.68%
Morgan Stanley(5)	1,206,915	6.19%
Neuberger Berman Group LLC(6)	1,088,220	5.58%

Current Directors, Including Director Nominees
Joel Alsfine	6,367	*
Bridget Ryan-Berman	3,184	*
Dennis E. Clements	4,234	*
Thomas C. DeLoach, Jr.	40,703	*
David W. Hult(7)	74,579	*
Juanita T. James	8,499	*
Eugene S. Katz	23,122	*
Philip F. Maritz	16,362	*
Maureen F. Morrison	1,214	*
Thomas J. Reddin	6,366	*

Named Executive Officers Who Are Not Directors
Sean D. Goodman(8)	29,482	*
John S. Hartman(9)	21,300	*
Jed Milstein(10)	14,027	*
George A. Villasana(11)	16,115	*

All directors and executive officers as a group (14 persons)	265,554	*

(†)
The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date. Inclusion in the table of such shares, however, does not constitute an admission that the director, director-nominee, named executive officer or other executive officer is a direct or indirect beneficial owner of such shares. Except as otherwise indicated, the persons listed in the table have sole voting and investment power with respect to the securities included in the table.

(*)    Denotes less than 1% of the Company’s common stock.

(1)
Based on a Schedule 13G/A filed with the SEC on January 24, 2019. BlackRock, Inc. has sole voting power with respect to 3,243,613 shares and sole dispositive power with respect to 3,384,516 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Based on a Schedule 13G/A filed with the SEC on February 11, 2019. The Vanguard Group ("Vanguard") has sole voting power with respect to 40,182 shares, sole dispositive power with respect to 1,993,445 shares, shared voting power with respective to 2,714 shares and shared dispositive power with respect to 41,010 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 38,296 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,600 shares. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019. Represents shares owned by and on behalf of each of Abrams Capital Partners II, L.P. (“ACP II”), Abrams Capital, LLC (“Abrams Capital”), Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management, L.P. (“Abrams CM LP”) and David Abrams. Abrams Capital serves as general partner for a number of private investment funds. Abrams CM LP serves as investment manager for a number of private investment funds. Abrams CM LLC is the general partner of Abrams CM LP. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC and may be deemed to have voting and dispositive power over shares held for the accounts of the private investment funds managed by him. ACP II has shared voting and dispositive power with respect to 1,541,792 shares. Abrams Capital has shared voting and dispositive power with respect to 1,819,132 shares. Abrams CM LLC, Abrams CM LP and Mr. Abrams have shared voting and dispositive power with respect to all 1,902,528 shares. The business address of ACP II, Abrams Capital, Abrams CM LLC, Abrams CM LP and Mr. Abrams is 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(4)
Based on a Schedule 13G filed with the SEC on February 1, 2019. Victory Capital Management Inc. has sole voting power with respect to 1,272,541 shares and shared voting power with respect to all 1,302,181 shares. The business address of Victory Capital Management Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144.

(5)
Based on a Schedule 13G/A filed with the SEC on February 12, 2019. Morgan Stanley has shared voting power with respect to 1,174,271 shares and shared dispositive power with respect to 1,206,915 shares. Morgan Stanley Capital Services LLC (“Morgan Stanley Capital”) has shared voting and dispositive power with respect to 1,097,212 shares. Morgan Stanley Capital is a wholly-owned subsidiary of Morgan Stanley. The business address of Morgan Stanley and Morgan Stanley Capital is 1585 Broadway, New York, NY 10036.

(6)
Based on a Schedule 13G/A filed with the SEC on February 13, 2019. Represents shares owned by and on behalf of each of Neuberger Berman Group LLC (“Neuberger Group”) and Neuberger Berman Investment Advisers LLC (“Neuberger Investment”). Neuberger Group and Neuberger Investment have shared voting power with respect to 1,080,950 shares and shared dispositive power with respect to 1,088,220 shares. The business address of Neuberger Group and Neuberger Investment is 1290 Avenue of the Americas, New York, NY 10104.

(7)
Includes 28,638 shares of unvested restricted stock. Mr. Hult has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 6,060 shares of common stock vested in March 2019 under the 2018 performance share unit program, net of shares of common stock forfeited for the payment of taxes upon vesting of such award. Mr. Hult has the right to dispose of these shares issued to him under the 2018 performance share unit program, but no right to vote such shares at the 2019 Annual Meeting, as such shares were not outstanding and entitled to vote on the Record Date.

(8)
Includes 24,500 shares of unvested restricted stock. Mr. Goodman has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 1,683 shares of common stock vested in March 2019 under the 2018 performance share unit program, net of shares of common stock forfeited for the payment of taxes upon vesting of such award. Mr. Goodman has the right to dispose of these shares issued to him under the 2018 performance share unit program, but no right to vote such shares at the 2019 Annual Meeting, as such shares were not outstanding and entitled to vote on the Record Date.

(9)
Includes 18,878 shares of unvested restricted stock. Mr. Hartman has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 982 shares of common stock vested in March 2019 under the 2018 performance share unit program, net of shares of common stock forfeited for the payment of taxes upon vesting of such award. Mr. Hartman has the right to dispose of these shares issued to him under the 2018 performance share unit program, but no right to vote such shares at the 2019 Annual Meeting, as such shares were not outstanding and entitled to vote on the Record Date.

(10)
Includes 8,698 shares of unvested restricted stock. Mr. Milstein has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 898 shares of common stock vested in March 2019 under the 2018 performance share unit program, net of shares of common stock forfeited for the payment of taxes upon vesting of such award. Mr. Milstein has the right to dispose of these shares issued to him under the 2018 performance share unit program, but no right to vote such shares at the 2019 Annual Meeting, as such shares were not outstanding and entitled to vote on the Record Date.

(11)
Includes 6,283 shares of unvested restricted stock. Mr. Villasana has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 1,156 shares of common stock vested in March 2019 under the 2018 performance share unit program, net of shares of common stock forfeited for the payment of taxes upon vesting of such award. Mr. Villasana has the right to dispose of these shares issued to him under the 2018 performance share unit program, but no right to vote such shares at the 2019 Annual Meeting, as such shares were not outstanding and entitled to vote on the Record Date.

Equity Ownership Guidelines
We have adopted equity ownership guidelines that are applicable to our directors and named executive officers. Under our guidelines:

•	each director is expected to own at least five times his or her annual retainer in value of our common stock;

•	our Chief Executive Officer is expected to own at least five times his base salary in value of our common stock;

•	our Chief Financial Officer is expected to own at least three times his or her base salary in value of our common stock; and

•	our other named executive officers are expected to own at least two times his or her base salary in value of our common stock.
Equity ownership, for the purposes of these guidelines, includes the following:

•	unvested restricted shares; and

•	earned, but unvested, performance share units.
We expect our directors and named executive officers to comply with these guidelines within five years after the date of their election or appointment. All of our current directors and named executive officers have achieved their ownership requirements or have additional time to achieve them.
Our equity ownership guidelines are contained in our Corporate Governance Guidelines, which can be found on our web site at www.AsburyAuto.com/company/investor-relations/ under “Corporate Governance.”
Asbury Policy Regarding Hedging or Pledging of Asbury Stock
Insiders of Asbury are strongly discouraged from trading in Asbury common stock on a short-term basis. In addition, Asbury prohibits its directors and officers who are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from pledging Asbury common stock or otherwise hedging or subjecting Asbury common stock to margin calls or the ability to be sold outside of the owner’s control. All insiders of Asbury are prohibited from engaging in hedging activities involving Asbury common stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees for Election as Directors
At our 2016 Annual Meeting of Stockholders, our stockholders approved our amended and restated certificate of incorporation (the "Amended and Restated Certificate"), which contains a provision declassifying our Board of Directors. Specifically, the Amended and Restated Certificate provides that, at and after the 2019 Annual Meeting, our Board of Directors will be fully declassified, with each director being elected annually.
Directors are elected by a plurality of the votes cast. This means that each of the nine director-nominees will be elected if they receive more affirmative votes than any other person. The director voting policy in our Corporate Governance Guidelines states that in an uncontested election, any nominee for director who is a current director and who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board promptly following the certification of the election results. The Governance & Nominating Committee will consider each resignation tendered and recommend to the Board whether to accept or reject it. The Board will act on each tendered resignation within 90 days following the certification of the election results.
On January 1, 2019, Maureen F. Morrison was appointed to the Board and will stand for election at the 2019 Annual Meeting. Dennis E. Clements will retire at the 2019 Annual Meeting as a result of the service limitations set forth in the Company’s Corporate Governance Guidelines. The Company thanks Mr. Clements for his years of service. Pursuant to the Amended and Restated Certificate and resolution of the Board, upon the completion of Mr. Clements’ term, the size of the Board will be set at nine directors.
Each director-nominee, has consented to being named in this proxy statement and has agreed to serve if elected. Management has no reason to believe that the director-nominees will not serve if elected. If a director-nominee is unable or unwilling to stand for election, the Board may designate a substitute director-nominee or may choose to reduce the size of the Board. If a substitute director-nominee is designated, the proxy holders will vote your shares for the substitute director-nominee, unless you have withheld authority for the director-nominee who is not standing for election.
Below is certain information about our directors and director-nominees, their principal occupation, business experience as well as other matters, and if a director-nominee, the Board’s assessment of their individual qualifications to serve on our Board. For certain additional information regarding the directors and director-nominees, see the sections entitled “Securities Owned by Management and Certain Beneficial Owners,” and “Governance of the Company” in this proxy statement.
Upon the recommendation of the Governance & Nominating Committee, our Board has nominated each of the nine director-nominees listed below to stand for election for a term expiring at the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the director-nominees are current directors of the Company.
THOMAS C. DELOACH, JR. (age 71) has served as our Non-Executive Chairman since August 2011 and, prior to that time, served as our Lead Independent Director since February 2011. Mr. DeLoach has served as a member of the Board and as a member of the Audit Committee since January 2007, a member of the Capital Allocation & Risk Management Committee since January 2009, of which he was Chair until February 2011, Chair of the Succession Planning Committee from October 2010 until February 2011, when such Committee was disbanded, and a member of the Executive Committee since February 2011 and its Chair since May 2013. Mr. DeLoach also served as a member of the Governance & Nominating Committee from April 2012 to April 2018. He is a former executive of Mobil Corporation (“Mobil”) and served in various positions at Mobil from July 1969 until March 2000. From 1998 to 2000, Mr. DeLoach was the president of the Global Midstream Division at Mobil. From 1994 to 1998, Mr. DeLoach served as the Chief Financial Officer of Mobil. From May 2000 to July 2002, Mr. DeLoach was a member of management of a NASCAR racing team owned principally by Roger Penske. In September 2002, he formed PIT Instruction & Training, LLC, of which he is a principal and a managing member. In addition, from June 2005 until May 2017, Mr. DeLoach served as a principal and a managing member of Red Horse Racing II, LLC, a NASCAR Camping World Truck Series race team. Mr. DeLoach is a member of the Board of Trustees, the Corporate Governance & Nominating Committee and the Audit Committee of Liberty Property Trust, a self-managed real estate investment trust. Mr. DeLoach was also formerly the Chair of the Audit Committee and of the Compensation Committee of Liberty Property Trust.
With his managerial and board experience, the Board has determined that Mr. DeLoach brings to the Board demonstrated critical leadership skills, which skills are appropriate for a Non-Executive Board Chairman and as Chair of the Executive Committee. In addition, as the former Chief Financial Officer of Mobil, coupled with his former position as Chair of the Audit Committee of Liberty Property Trust, Mr. DeLoach has experience with complex accounting, financial and risk-related issues, such as the application of accounting principles and financial reporting rules and regulations, and evaluation of financial results and general oversight of the financial reporting processes and risk analyses of large businesses. As a result of his broad accounting, financial and executive experience, the Board believes that Mr. DeLoach is a valuable member of our Board and Capital Allocation & Risk Management Committee and Chair of our Executive Committee, and is well-qualified to assist in the auditor oversight function as an Audit Committee member.
JOEL ALSFINE (age 49) has served as a member of the Board, and as a member of both our Audit Committee and Capital Allocation & Risk Management Committee since January 2015, and as Chair of the Capital Allocation & Risk Management Committee since April 2018. Mr. Alsfine is a partner at MSD Capital L.P. in New York, the investment firm formed in 1998 to exclusively manage the capital of Michael Dell and his family, which he joined in 2002. From 2000 to 2002, Mr. Alsfine was Managing Director of TG Capital Corp. in Miami. Prior to 2000, he held the post of Engagement Manager with McKinsey & Co. in New York and also worked with Fisher Hoffman Stride in Johannesburg, South Africa.
With his extensive capital markets experience and financial and investment experience as a partner at MSD Capital, the Board has determined that Mr. Alsfine has an astute understanding of market complexities that provide valuable insight into effective strategy, including within the automotive retail industry. In addition, the Board believes that Mr. Alsfine’s years of financial and risk-related experience at various private equity firms appropriately positions him to be a valuable member of our Audit Committee and Chair of the Capital Allocation & Risk Management Committee, and to provide valuable insight into audit, capital allocation and risk management issues.
DAVID W. HULT (age 53) has served as our President & Chief Executive Officer and as a member of our Board since January 2018. Prior to becoming our President & Chief Executive Officer, Mr. Hult served as our Executive Vice President & Chief Operating Officer since November 2014 after holding the position of Chief Operating Officer at RJL-McLarty-Landers Automotive Holdings, LLC, an automotive franchise and dealership operator, from January 2013 to November 2014. From June 2004 to July 2012, Mr. Hult held several roles with Group One Automotive, Inc., including Vice President of Fixed Operations and Marketing, Regional Vice President - East Region, and Market Director for New England. He has been an operator at the General Manager level as well as the regional level for a number of large automotive dealership groups. After serving our country in the U.S. Army, Mr. Hult started his career as a retail sales associate within the automotive industry.
Mr. Hult has over 20 years of experience as an operations executive at large auto retail companies. In his role as our President & Chief Executive Officer, Mr. Hult has primary responsibility for the day-to-day operations of the Company. Mr. Hult’s in-depth knowledge of the Company allows him to effectively identify strategic priorities, provide valuable input during Board discussions, and execute the Company’s strategy and business plans. Because of Mr. Hult's position and significant experience in overseeing auto retail operations at the Company, the Board has determined that it is appropriate for Mr. Hult to also serve on the Board.
JUANITA T. JAMES (age 66) has served as a member of the Board since October 2007, as a member of the Compensation & Human Resources Committee since May 2008, as a member of the Governance & Nominating Committee and as Chair of the Compensation & Human Resources Committee since April 2015. Ms. James also served as a member of the Audit Committee from January 2009 to April 2015 and as a member of the Capital Allocation & Risk Management Committee from October 2012 until May 2014. Ms. James has served as the President & Chief Executive Officer of the Fairfield County's Community Foundation (“FCCF”) since October 2011. Prior to joining FCCF, Ms. James served as the Vice President and Chief Marketing and Communications Officer for Pitney Bowes, Inc. from May 2007 until November 2010, during which time she also served on its Chief Executive Officer Council and its Corporate Social Responsibility Committee. From October 2006 to May 2007, Ms. James served as the Vice President and Chief Communications Officer for Pitney Bowes. From October 2004 until October 2006, Ms. James served as the Vice President of Direct Marketing Strategy and Business Development for Pitney Bowes. From 2002 until 2004, Ms. James served as the Vice President, Project Leader of Human Resources Transformation for Pitney Bowes, where she led a global SAP Human Resources and Payroll implementation and launched the company’s first shared services initiative. Prior to joining Pitney Bowes in 1999, Ms. James was the Executive Vice President, Marketing and Editorial of Doubleday Direct, Inc. Ms. James had a distinguished 20-year career at Time Warner, Inc., including 12 years in senior management positions. Ms. James also formerly served as the Chair of the Compensation Committee of the Board of Trustees of the University of Connecticut.
Based on her management experience at FCCF, Pitney Bowes and Doubleday Direct, the Board has determined that Ms. James brings to the Board demonstrated senior-level leadership experience. Through her various positions at Pitney Bowes, Ms. James also brings to the Board a broad understanding of sales, marketing, brand management, investor relations and general communications matters that affect large companies, which are areas that are critical to the automotive retail business and to which she can provide valuable insight. As a former member of the audit committee of The Rouse Company, the Board believes that Ms. James has valuable experience dealing with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing public company financial reporting processes. In addition, the Board also believes that Ms. James’ service as former Chair of the Nominating and Governance Committee of The Rouse Company, as well as her prior and current service on numerous not-for-profit boards, provides her with additional experience upon which she can draw upon as a member of our Board, as Chair of the Compensation & Human Resources Committee, and as a member of the Governance & Nominating Committee.

EUGENE S. KATZ (age 73) has served as a member of the Board and a member of the Audit Committee since January 2007, a member of the Compensation & Human Resources Committee since February 2011 and Chair of the Audit Committee since January 2009. Mr. Katz also served as a member of the Capital Allocation & Risk Management Committee from January 2009 until February 2011. He is a former partner of PricewaterhouseCoopers (“PwC”), where he began his career in 1969, and became a partner in July 1980. Mr. Katz retired from PwC in June 2006. From 2002 and through his retirement in June 2006, Mr. Katz served as the west region risk management leader of PwC. In addition, Mr. Katz was a member of the PwC Governing Board from 1992 to 1997, and from 2001 to 2005. Mr. Katz currently serves as a member of the Board, Compensation Committee and Nominating and Governance Committee and as Chair of the Audit Committee of Workiva Inc.
Mr. Katz has over 40 years of experience in public accounting, during which time he was responsible for leading audit engagements of private and public companies and served a variety of clients ranging from start-up companies to larger public companies. Because of Mr. Katz’s significant experience with complex financial reporting, accounting and risk management matters as a former public accountant, the Board has determined that Mr. Katz is well-positioned to be both the Chair of our Audit Committee, assisting the Audit Committee in fulfilling its responsibility of overseeing our independent registered public accounting firm, and a member of the Compensation & Human Resources Committee.
PHILIP F. MARITZ (age 58) has served as a member of the Board since April 2002, as a member of the Capital Allocation & Risk Management Committee since April 2012, of which he was Chair until April 2018, as a member of the Governance & Nominating Committee since June 2014 and as a member of the Executive Committee since April 2015. He is the co-founder and President of Maritz, Wolff & Co., which manages the Hotel Equity Fund, a private equity investment fund that invests in luxury hotels and resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as President. He is also the Managing Director of Broadreach Capital Partners, a private equity real estate investment fund.
With his significant real estate investment and management, strategic and operational experience as President of Maritz, Wolff & Co. and Maritz Properties, along with his financial and investment experience as a Managing Director of Broadreach Capital Partners, the Board has determined that Mr. Maritz has valuable insight into the effective strategic management of businesses, including with respect to the evaluation of operational, financial and transactional risks. In addition, Mr. Maritz’s experience in marketing and sales of luxury goods and services and his strategic management of luxury brands is relevant to our Company and our business. Mr. Maritz’s leadership positions at these various companies demonstrate his management abilities and his understanding of business and financial strategy and operations, making him a valuable member of our Capital Allocation & Risk Management Committee, Governance & Nominating Committee and Executive Committee. Furthermore, Mr. Maritz is, or has been, a director of a number of privately-held companies, including Rosewood Hotels and Resorts and Dolce Hotels and Resorts, and a number of non-profit organizations, including Princeton University Art Museum Advisory Council, Stanford Business School Management Board, the American University of Cairo, the Metropolitan Museum of Art, and the New York Landmarks Conservancy, which the Board believes provides additional insight into Board functions, including appropriate oversight, risk management and fiduciary obligations.
MAUREEN F. MORRISON (age 64) has served as a member of the Board, and a member of both our Audit Committee and Capital Allocation & Risk Management Committee since January 2019. Ms. Morrison is a former partner of PricewaterhouseCoopers (“PwC”), where she began her career in 1976, and became a partner in 1987. Ms. Morrison retired from PwC in 2015. From 2004 and through 2010, Ms. Morrison led the Atlanta, Georgia Technology Audit Practice of PwC. In addition, Ms. Morrison served as Chair of the Nominating Committee for Board of Partners, and as a member of the National Admissions Committee, and as Chief Auditor at PwC. Ms. Morrison currently serves as a director and Chair of the Audit Committee, and member of both the Nominating & Corporate Governance Committee and Compensation Committee of Safeguard Scientifics, Inc. She also serves as a director and member of the Audit Committee and of the Nominating and Corporate Governance Committee of ePlus inc.
Ms. Morrison has over 35 years of experience in public accounting, with extensive experience in accounting, finance, mergers and acquisitions and capital markets transactions. She has led audit engagements with prominent multibillion dollar, global, technology corporations, both public and private, and has diversified experience in software, IT-enabled solutions and consulting, hardware, and manufacturing. The Board has determined that as a result of her broad experience with complex accounting, financial and risk-related issues, Ms. Morrison is well-qualified to assist in the auditor oversight function as an Audit Committee member and as a member of our Capital Allocation & Risk Management Committee.
THOMAS J. REDDIN (age 58) has served as a member of the Board and a member of the Audit Committee and Capital Allocation & Risk Management Committee since May 2014, and as Chair of the Governance & Nominating Committee since April 2018. Mr. Reddin is currently the managing partner of Red Dog Ventures LLC, a venture capital and advisory firm he founded in 2007. Red Dog Ventures focuses on helping grow early stage digital companies, and its portfolio includes positions in data, data analytics, content marketing, internet lead generation, search engine optimization,

AI/machine learning and data center maintenance. From January 2008 until June 2009, Mr. Reddin served as the Chief Executive Officer of Richard Petty Motorsports. Prior to that, he held various senior executive positions, including Chief Executive Officer, President & Operating Officer, and Chief Marketing Officer, at LendingTree, LLC, a leader in online lending services and e-commerce. Mr. Reddin also previously worked in the consumer goods industry, spending 5 years at Coca-Cola USA and 12 years at Kraft General Foods in various capacities related to marketing, brand management and finance. Mr. Reddin serves as a director and Chair of the board for Tanger Factory Outlet Centers Inc. He also serves as a director and Chair of the Compensation Committee, and member of the Risk Committee of Deluxe Corporation. Mr. Reddin previously served on the board of Premier Farnell plc from September 2010 to October 2016, on the Board of Valassis Communications Inc. from July 2010 to February 2014 and on the board of R.H. Donnelley from July 2007 to January 2010.
Mr. Reddin brings over 30 years of executive and management experience in consumer marketing and e-commerce and has spent 17 years in brand management and finance capacities in his previous roles. With his unique combination of extensive lending expertise and e-commerce marketing, the Board has determined that Mr. Reddin provides critical leadership skills. His extensive experience in emerging digital technology provides a significant insight into sales and marketing which are critical to the automotive retail industry. In addition, given his current and past experience serving as a director of public companies, the Board has determined that he has a broad range of experience as a director and a deep understanding of board oversight and appropriate diligence upon which to draw as he serves as, Chair of our Governance & Nominating Committee, and as a member of our Audit Committee and Capital Allocation & Risk Management Committee.
BRIDGET RYAN-BERMAN (age 58) has served as a member of the Board, and as a member of both our Compensation & Human Resources Committee and the Governance & Nominating Committee since April 2018. Ms. Ryan-Berman is an independent consultant advising multi-channel brands and companies on business innovation and large-scale transformation designed around the consumer experience. From June 2016 to December 2017, Ms. Ryan-Berman served as Chief Experience and Strategy Officer of Enjoy Technology, Inc. a company that provides delivery and setup services for tech products. From 2011 to 2015, Ms. Ryan-Berman served as Chief Executive Officer of Victoria's Secret Direct, LLC, an online and catalog division of Victoria's Secret, a specialty retailer of women's lingerie, beauty, apparel and accessories. She was formerly an independent consultant advising clients in the retail, wholesale and financial investment sectors providing strategic planning, business development and executive coaching services. Ms. Ryan-Berman served as Chief Executive Officer of Giorgio Armani Corp., the wholly owned U.S. subsidiary of Giorgio Armani S.p.A., a provider of fashion and luxury goods products, from 2006 to 2007 and Vice President/Chief Operating Officer of Apple Computer Retail from 2004 to 2005. Ms. Ryan-Berman also served in various executive positions with Polo Ralph Lauren Corporation, including Group President of Polo Ralph Lauren Global Retail, from 1992 to 2004 and held various capacities at The May Department Stores Company, Federated Department Stores, Inc. and Allied Stores Corp. from 1982 to 1992. In addition, Ms. Ryan-Berman was a member of the board of directors, and served on the audit committee of J. Crew Group, Inc. from 2005 to 2006. Ms. Ryan-Berman serves as a member of the Board, Compensation Committee and as Chair of the Nominating and Corporate Governance Committee of Tanger Factory Outlet Centers, Inc. Ms. Ryan-Berman also serves as a director and member of the Nominating/Governance Committee of Newell Brands, Inc., and is Chair of the Board of Directors for BH Cosmetics, Inc.
Ms. Ryan-Berman has over 32 years of experience in the retail business and as a senior level executive has helped oversee the strategies and operations of some of the leading fashion and luxury goods groups in the world. The Board believes that Ms. Ryan-Berman’s extensive experience in retailing and other related industries, as well as her prior and current service as a director of both private and public companies, provides her with additional experience upon which she can draw upon as a member of our Board, the Compensation & Human Resources Committee, and the Governance & Nominating Committee.
Retiring Director
DENNIS E. CLEMENTS (age 74) has served as a member of the Board since September 2006. Mr. Clements has served as a member of the Compensation & Human Resources Committee since October 2006, a member of the Executive Committee since January 2007 (of which he was chair until May 2013) and a member of the Capital Allocation & Risk Management Committee since July 2013. He served as a member of the Governance & Nominating Committee from October 2006 until April 2018 (and as Chair from May 2007 until April 2018). Mr. Clements also served as a member of the Succession Planning Committee from October 2010 until February 2011, when such Committee was disbanded. Mr. Clements is currently a consultant with Discretionary Effort L.L.C., which he founded in 2005. From June 2000 to June 2005, Mr. Clements was an Officer of Toyota Motor Sales, USA, serving as Chief Operating Officer, Group Vice President and General Manager of Lexus USA. He was President of Toyota’s Central Atlantic division from June 1991 to June 2000, and held a number of other senior sales management positions at Toyota. Earlier in his career, Mr. Clements worked with Ford Motor Co. for 15 years, progressing through a variety of sales and management positions in the Ford and Lincoln-Mercury divisions. From May 2008 until December 2013, Mr. Clements served on the advisory board of Noribachi L.L.C., a company that produces smart energy products, including LED lighting, consumer electronics, solar solutions, and provides engineering and design services for such products. Since 2012, Mr. Clements serves on the advisory board of Excellent Cultures LLC, a provider of leading-edge consulting and training services for management and sales personnel across various industries, including the automotive industry.

The Board recommends you vote FOR each of these nominees.

GOVERNANCE OF THE COMPANY
Independence of Directors
The Board has determined that all of the directors qualify as independent directors under the rules of the New York Stock Exchange ("NYSE") and the Company’s Corporate Governance Guidelines, other than Mr. Hult, who is an employee of the Company. In order to qualify as an independent director of the Company, the Board must affirmatively determine, based upon all relevant facts and circumstances, that the director does not have a material relationship with the Company that would affect his or her independence, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
The Board has adopted the categorical independence standards set forth in the Company’s Corporate Governance Guidelines to assist it in making determinations of director independence. These standards comply with, and in some respects are more stringent than, the NYSE’s categorical standards for director independence. Our Corporate Governance Guidelines can be found on our web site at www.asburyauto.com/company/investor-relations/ under “Corporate Governance.”
Furthermore, in order for a director to qualify as independent for Audit Committee purposes, the director also must satisfy the additional independence criteria specified in Rule 10A-3 under the Exchange Act. In order for a director to qualify as independent for Compensation & Human Resources Committee purposes, the director must meet the Company’s categorical independence standards described above, and must also be (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” under the legacy provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
In making its independence determinations, the Board considered relationships and transactions pursuant to which any of our non-employee directors or director-nominees, entities associated with those individuals, or members of their immediate families purchased or leased a vehicle at a Company dealership. The Board determined that none of the relationships and transactions it considered impaired the independence of our non-employee directors or director-nominees or disqualified any of our non-employee directors or director-nominees from serving as independent directors under our categorical independence standards set forth in our Corporate Governance Guidelines and the NYSE listing standards.
Nomination of Directors
The Governance & Nominating Committee evaluates, and recommends to the full Board, nominees to serve as directors on our Board. The nominees for election at the 2019 Annual Meeting are current directors and were originally recommended to the Board by various sources, including other directors and a third-party executive search firm engaged by the Company. Candidates are evaluated in light of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of the stockholders. In performing this evaluation, the Governance & Nominating Committee considers the diversity, age, skills and other experience of the candidate, and other factors it deems appropriate, given the needs of the Board and the Company at the appropriate time, to maintain what it considers to be an appropriate balance of knowledge, experience and capabilities. Qualified director-nominees are expected to possess an appropriate balance of the following qualities: high moral character and personal integrity, a high level of leadership or managerial experience, experience and knowledge relative to matters affecting the Company, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of stockholders and growth of the Company, freedom from conflicts of interest, the ability to dedicate sufficient time, energy and attention to Board activities and the diligent performance of his or her duties, and should reflect the diversity of the Company’s stockholders, employees, customers and communities.
The Board will consider director candidates recommended by the Company’s stockholders. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock at the time of giving notice as described below, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company’s Bylaws. Our Bylaws can be found on our web site at www.asburyauto.com/company/investor-relations/ under “Corporate Governance.”
Notice of a stockholder’s recommendation with regard to nominees for election to the Board must be delivered to, or mailed to and received by, the Secretary of the Company not later than 90 days or earlier than 120 days prior to the anniversary date of the preceding year’s Annual Meeting of Stockholders. If the Annual Meeting of Stockholders for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s Annual Meeting of Stockholders, such recommendation must be received by the Secretary of the Company not earlier than 120 days prior to the Annual Meeting of Stockholders and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

The stockholder’s notice shall be signed by the stockholder of record who intends to recommend a nominee, and shall set forth:
(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be set forth in the notice pursuant to Section 2.07 of the Company’s Bylaws (and Items 403 and 404 under Regulation S-K); (2) a written questionnaire with respect to identity, background and qualification of the proposed nominee, (3) a written representation and agreement that the proposed nominee (i) is not and will not become a party to (x) any agreement or similar understanding that the nominee, if elected, will adopt a specific voting commitment on any issue or question that has not been disclosed to the Company or, (y) any voting commitment that could limit or interfere with such person’s fiduciary duty under applicable law, (ii) is not and will not become a party to any agreement or similar understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service as a director, that has not been disclosed to the Company, and (iii) if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies of the Company, and (4) all other information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner, (3) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, (5) a description of any Derivative Interest (as defined in the Bylaws), (6) any proxy, contract, or similar understanding that increases or decreases the voting power of such stockholder or beneficial owner, (7) any dividend rights held of record or beneficially by the stockholder on shares of the Company that are separated or severable from the underlying shares, (8) any performance-related fees (other than an asset-based fee) to which the stockholder or beneficial owner may be entitled as a result of any increase or decrease in the value of shares of the Company or Derivative Interests; and (9) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act.
Communications with the Board
We have a Stockholder Communication Policy with established procedures for stockholders and interested parties to communicate directly with the Board, with our non-management directors, or with a particular director. The stockholder or interested party should send any written communications to (i) the Lead Independent Director, if applicable, (ii) the Chairman of the Board or Chair of the appropriate committee, (iii) the non-management directors, or (iv) an individual director, each in care of the Corporate Secretary, at Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097. Any communications relating to the Company’s auditing, accounting, internal controls, fraud or unethical behaviors should be directed to the attention of the Chair of the Audit Committee in care of the Corporate Secretary, at the foregoing address. The Audit Committee will respond to such communication, if appropriate, in accordance with the procedures established with respect to such matters.
Any written communication should include the name and address of the stockholder or interested party sending such communication so that a response can be provided, if necessary or appropriate. Stockholders and interested parties may, however, remain anonymous. If the stockholder or interested party desires that such communication be kept confidential from management, the envelope must be clearly marked “confidential,” and the Corporate Secretary will then forward the communication, unopened, to the individual addressee.
Service Limitations
Under the Company’s Corporate Governance Guidelines, a director may not stand for re-election if he or she would be age 74 years or older at the date of the election, but need not resign until the end of his or her term. However, the Board may waive this age limitation, on an annual basis, upon the recommendation of the Governance & Nominating Committee if, in light of all of the circumstances, a director’s continued service is in the best interests of the Company and its stockholders. In no event may the Board waive the requirement more than twice for any individual director. In addition, effective at the 2019 Annual Meeting, our Corporate Governance Guidelines will provide that the Chairman of the Board and the chair of each committee will not serve greater than five years in their respective chair roles, subject to exceptions approved by the Board.
Committees of the Board
The Board has established five separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Capital Allocation & Risk Management Committee, the Compensation & Human Resources Committee, the Governance & Nominating Committee and the Executive Committee. The charter for each Committee is available on our web site at www.asburyauto.com/company/investor-relations/ under “Corporate Governance.”
Audit Committee
The members of the Audit Committee during 2018 were Mr. Katz (Chair), Mr. Alsfine, Mr. DeLoach and Mr. Reddin. The Committee held nine meetings in 2018, one of which was a joint meeting with the Capital Allocation & Risk Management Committee. Our Board has determined that each member of the Audit Committee meets the requisite independence and other qualification requirements for audit committee membership and qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. Designation or identification of a person as an “audit committee financial expert” does not impose any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.
Each year, the Audit Committee retains an auditing firm to serve as our independent registered public accounting firm. With management and the independent registered public accounting firm, the Committee reviews the financial statements, oversees the financial reporting process and assesses the adequacy of basic accounting services rendered to us. The Audit Committee’s review of financial statements is more fully described below under the caption “Audit Committee Report,” and its responsibilities are outlined in the Audit Committee Charter.
Capital Allocation & Risk Management Committee
The members of the Capital Allocation & Risk Management Committee during 2018 were Mr. Alsfine (Chair since April 2018), Mr. Maritz (Chair until April 2018), Mr. Clements, Mr. DeLoach, Mr. Reddin and Mr. Thompson (until February 2018). The Capital Allocation & Risk Management Committee held six meetings in 2018, one of which was a joint meeting with the Audit Committee and one of which was a joint meeting with the Compensation & Human Resources Committee.
The Capital Allocation & Risk Management Committee assists the Board in fulfilling its responsibility of overseeing the identification, assessment and management of our key operational risks and provides assistance to management in evaluating major financial transactions, including acquisitions and divestitures.
Compensation & Human Resources Committee
The members of the Compensation & Human Resources Committee during 2018 were Ms. James (Chair), Mr. Clements, Mr. Katz, Ms. Ryan-Berman (since April 2018) and Mr. Thompson (until February 2018). The Compensation & Human Resources Committee held eight meetings in 2018, one of which was a joint meeting with the Capital Allocation & Risk Management Committee. The Compensation & Human Resources Committee took one action by written consent.
Our Board has determined that each member of the Compensation & Human Resources Committee meets the requisite independence requirements for Compensation Committee membership, including qualifying as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” under the legacy provisions of Section 162(m) of the Code, which has been amended to eliminate the "performance-based" compensation exemption to the deduction limitation.
The Compensation & Human Resources Committee establishes and reviews our general compensation philosophy with the input of management, oversees the development and implementation of our compensation philosophy to ensure that our compensation plans are consistent with our general compensation philosophy, establishes the compensation to be paid to the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer as to the appropriate compensation of our other corporate officers, generally administers and issues awards under our equity incentive plans from time to time in effect, oversees our other benefit plans and assists the Board in succession planning. See “Compensation Discussion & Analysis” for a discussion of our compensation philosophy and how the Compensation & Human Resources Committee determines the compensation of our executive officers.
Governance & Nominating Committee
The members of the Governance & Nominating Committee during 2018 were Mr. Clements (Chair and member until April 2018), Mr. DeLoach (until April 2018), Ms. James, Mr. Maritz, Mr. Reddin (Chair since April 2018) and Ms. Ryan-Berman (since April 2018). The Governance & Nominating Committee held seven meetings in 2018.

Our Board has determined that each member of the Governance & Nominating Committee meets the requisite independence requirements for Governance & Nominating Committee membership under NYSE listing standards and the categorical independence standards set forth in the Corporate Governance Guidelines.
The Governance & Nominating Committee assists the Board by identifying qualified individuals to become directors, recommending the composition of the Board and its committees, and the compensation to be paid to the directors. It is also responsible for monitoring the process to assess the Board’s effectiveness, developing and implementing our Corporate Governance Guidelines and many of our corporate governance policies, including the oversight of compliance under our Equity Ownership Guidelines, our Code of Business Conduct and Ethics and our Related Party Transaction Policy.
Executive Committee
The members of the Executive Committee during 2018 were Mr. DeLoach (Chair), Mr. Clements, Mr. Hult, Mr. Monaghan (until April 2018), Mr. Maritz and Mr. Reddin. The Executive Committee held no meetings in 2018.
The Executive Committee has exercised and may exercise all the authority of the Board when the Board is not in session, except that it does not have the authority to: (i) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (ii) adopt, amend or repeal our Bylaws; (iii) authorize distributions; (iv) fill vacancies on the Board or any of its committees; (v) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (vi) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (vii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.
Director Fees; Attendance at Meetings
Directors who are employees of the Company do not receive a retainer or any other fees for service on the Board or its committees. All other directors (“non-management directors”) received the annual retainer and meeting fees in 2018 described below. In addition, in 2018, the non-management directors (i) received a grant of common stock valued at $120,012, other than Ms. Ryan-Berman who received a prorated grant of $85,015 in connection with her election to the Board in April 2018, that vested immediately upon grant and (ii) were offered the use of a motor vehicle (including transporting the vehicle to the director, any taxes payable relating to the vehicle and repair, maintenance and service of the vehicle). In 2018, our directors also received expense reimbursements in connection with Board and committee meeting attendance.
In 2018, compensation paid to the non-management directors was as follows:
Annual Retainers (paid quarterly in advance):

•	the non-management directors—$50,000; and

•
Non-Executive Chairman—$120,000; the Audit Committee chair—$20,000; and the Compensation & Human Resources Committee, Governance & Nominating Committee and Capital Allocation & Risk Management Committee chairs—$15,000.

Meeting Fees (paid quarterly in arrears):

•	Board, Audit Committee, Compensation & Human Resources Committee, Governance & Nominating Committee and Capital Allocation & Risk Management Committee in person meetings—$2,000;

•	Board, Compensation & Human Resources Committee, Governance & Nominating Committee and Capital Allocation & Risk Management Committee, telephonic meetings—$1,000;

•	Audit Committee telephonic meetings—$1,500; and

•	Executive Committee meetings, in person or telephonic—$1,500 (payable to the Executive Committee chair only).
Meeting Attendance
During 2018, the Board held seven meetings. Each current director attended at least 75% of the total meetings of the Board and committees on which he or she served. In accordance with the NYSE’s rules requiring that non-management directors meet at regularly scheduled executive sessions, our non-management directors held four executive sessions without management present during 2018. Mr. DeLoach, as the Non-Executive Chairman, presided over Board meetings, including executive sessions of the Board.
We do not have a formal policy with regard to the attendance of the members of the Board at Annual Meeting of Stockholders, however, we expect each member of the Board and director-nominees to attend our Annual Meeting of Stockholders. All of the members of the Board attended our 2018 Annual Meeting of Stockholders in person.

2018 DIRECTOR COMPENSATION TABLE
The following table shows compensation earned by the non-management directors for 2018. For information concerning the compensation of Mr. Hult, see “Summary Compensation Table.”

Name	Fees Earned in Cash	Stock Awards (1)	All Other Compensation(2)	Total
Joel Alsfine	$92,500	$120,012	$—	$212,512
Dennis E. Clements	$94,500	$120,012	$14,714	$229,226
Thomas C. DeLoach, Jr.	$209,000	$120,012	$27,259	$356,271
Juanita T. James	$99,000	$120,012	$19,958	$238,970
Eugene S. Katz	$109,000	$120,012	$22,394	$251,406
Philip F. Maritz	$89,500	$120,012	$10,220	$219,732
Thomas J. Reddin	$99,500	$120,012	$8,718	$228,230
Bridget Ryan-Berman	$52,000	$85,015	$9,532	$146,547
Scott Thompson(3)	$33,000	$120,012	$7,967	$160,979

(1)
The amount in this column for each director represents the grant date fair value of 1,752 shares of common stock granted to each non-management director on February 7, 2018, except for Ms. Ryan-Berman who received a prorated grant date fair value of 1,233 shares of common stock in connection with her election to the Board on April 18, 2018. Amounts were calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column please see a discussion of such valuation in Note 20 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019.

(2)
Represents the incremental cost to us for the use of a vehicle. We calculate incremental costs of personal use vehicles as all direct costs (excluding fuel), including without limitation, the cost of transporting the vehicle to the director, any taxes associated with the vehicle, any repairs to the vehicle, and any maintenance and service of the vehicle. In addition, we include the difference between our cost for the vehicle and the ultimate sale price of the vehicle or the anticipated sale price, pro-rated for the amount of time the director had possession of the vehicle during the fiscal year, plus an estimate of lost interest income calculated as our initial cash outlay for the vehicle multiplied by our weighted average interest rate on invested cash. We do not estimate lost margin on an ultimate sale of a vehicle. Mr. Alsfine voluntarily elected not to accept the use of a vehicle in 2018.

(3)	Mr. Thompson resigned from the Board and all committees on February 23, 2018.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
In accordance with the NYSE’s rules and the rules and regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, the Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Corporate Governance Guidelines, the Code of Business Conduct and Ethics as well as our Audit Committee, Compensation & Human Resources Committee, Governance & Nominating Committee and Capital Allocation & Risk Management Committee charters are available on our web site at www.asburyauto.com/company/investor-relations/ under “Corporate Governance.”
We will provide our stockholders with copies of the above-mentioned documents free of charge, if you call 770-418-8212 or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097.
Board Leadership Structure
The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as President & Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chairman and President & Chief Executive Officer offices is in the best interests of the Company at any time.

Currently, we maintain separate positions of Chairman and President & Chief Executive Officer, as the Board believes that, based on the skills and responsibilities of the various Board members, our current business environment and other considerations, such separation enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our stockholders by the Board and (iv) our overall leadership structure. We believe this structure is presently appropriate because we compete in an industry with many external forces that may affect our viability and profitability, therefore presenting significant challenges requiring extensive oversight and management capability. As such, we believe that by maintaining a separate Chairman function from that of the President & Chief Executive Officer, our President & Chief Executive Officer can properly focus on managing the business, rather than diverting his efforts to also overseeing the Board. The independent directors have designated Thomas C. DeLoach, Jr. as non-executive Chairman of the Board.
In order to ensure a significant voice within our non-management directors and to reinforce effective, independent leadership on the Board, the Board has created the position of Lead Independent Director. Under the Company’s Corporate Governance Guidelines, a Lead Independent Director is appointed when the Chairman is the Chief Executive Officer or any other officer or employee of the Company, or if the Chairman is not otherwise independent. Since Mr. DeLoach is currently our Chairman of the Board and is not an employee of the Company, we do not currently have a Lead Independent Director.
We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board.
The Board’s Risk Oversight Role
The Board maintains oversight responsibility for management of the Company’s risks. The Board has delegated oversight responsibility for certain areas of potential risk exposure to its committees. Each committee reports to the Board at regular intervals or more frequently, if appropriate, with respect to the risks and matters for which it maintains responsibility. The Company’s Capital Allocation & Risk Management Committee is responsible for further assisting the Board in fulfilling its oversight role by (i) reviewing and evaluating the Company's capital allocation strategy, (ii) identifying, assessing and managing key financial, strategic and operational risks of the Company and (iii) providing management with assistance in evaluating major financial transactions, including acquisitions and divestitures. Management annually reviews with the Capital Allocation & Risk Management Committee our key risks to help evaluate the Company’s risk profile and related risk management processes. In this review, management highlights for the Capital Allocation & Risk Management Committee our most significant risks to facilitate the Capital Allocation & Risk Management Committee’s evaluation of our long-term financial plans, budgets and strategic initiatives. The Capital Allocation & Risk Management Committee, based on such review, considers the appropriate process for managing or mitigating material risks and the appropriate allocation of resources related to such material risks.
Recognizing that the Capital Allocation & Risk Management Committee’s role complements the Audit Committee’s role in risk oversight, our Capital Allocation & Risk Management Committee charter mandates that at least one member of the Audit Committee be a member of the Capital Allocation & Risk Management Committee. Currently, our Capital Allocation & Risk Management Committee consists of six members, four of whom are members of our Audit Committee, Ms. Morrison, Mr. Alsfine, Mr. DeLoach and Mr. Reddin.
The Compensation & Human Resources Committee is primarily responsible for the design and oversight of our executive compensation policies, programs and practices. A key objective of the Compensation & Human Resources Committee, together with the Capital Allocation & Risk Management Committee, is to oversee the implementation and development of our compensation programs to ensure such programs are consistent with the Company’s general philosophy after accounting for the Company’s key risk profile. In 2018, the Compensation & Human Resources Committee and the Capital Allocation & Risk Management Committee reviewed the Company’s risk profile and related risk management processes and concluded that our then-current compensation policies and practices for our employees did not create risks reasonably likely to have a material adverse effect on us.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, and certain of our officers and persons who beneficially own ten percent or more of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Based solely upon a review of the copies of the filings furnished to us or prepared by us on behalf of such Section 16(a) filers, or written representations that no other reports were required, with the exception of a Form 4 for Mr. Alsfine pertaining to a single transaction, which was filed late due to an administrative error, we believe that all of these filers complied with all Section 16(a) filing requirements during 2018.

EXECUTIVE OFFICERS
Set forth below is information regarding the Company’s executive officers as of March 13, 2019. All of our executive officers are elected by and serve at the discretion of the Board.

Name	Age	Position
David W. Hult	53	President & Chief Executive Officer
Sean D. Goodman	53	Senior Vice President & Chief Financial Officer
John S. Hartman	56	Senior Vice President, Operations
Jed M. Milstein	50	Senior Vice President & Chief Human Resources Officer
George A. Villasana	51	Senior Vice President, General Counsel & Secretary
Set forth below is a brief description of the business experience of the Company’s executive officers.
DAVID W. HULT Please see Mr. Hult’s biographical information under “Nominees for Election as Directors” above.
SEAN D. GOODMAN has served as our Senior Vice President & Chief Financial Officer since July of 2017. From January 2016 to June 2017, Mr. Goodman served as Vice President, Chief Financial Officer & Chief Accounting Officer of Unifi, Inc. Prior to that, Mr. Goodman served as Senior Vice President & Chief Financial Officer of the Americas division of Landis+Gyr Group AG, from April 2011 to January 2016. Mr. Goodman also served in various roles at The Home Depot, Inc. ("Home Depot") from February 2006 to April 2011, including Director of Strategic Business Development and Director of Finance. Before joining Home Depot, he held various M&A, capital markets, finance and strategy positions with Morgan Stanley, Inc. in London, England and accounting and treasury positions with Deloitte & Touche LLP in New York. Mr. Goodman is a certified public accountant and has a B.Bus.Sc. with honors in business strategy and corporate finance and a Masters in Accounting from University of Cape Town, and an M.B.A from Harvard Business School.
JOHN S. HARTMAN has served as our Senior Vice President, Operations since September 2017. From October 2006 to August 2018, Mr. Hartman served as Market Director for Group 1 Automotive, Inc., where he was responsible for dealership operations in the New England, New York and Miami markets. From 1991 to 2006, Mr. Hartman held nearly every position in automotive retail, including salesperson, service advisor, service manager, finance manager, general sales manager and general manager. Mr. Hartman holds a BSBA degree from Boston University.
JED M. MILSTEIN has served as our Senior Vice President & Chief Human Resources Officer since January 2018. Mr. Milstein joined the Company in July 2016 as Vice President & Chief Human Resources Officer. Prior to joining the Company, Mr. Milstein served as Executive Vice President & Chief Human Resources Officer of AmeriCold Logistics, LLC from May 2013 to July 2016. From December 2011 to May 2013, Mr. Milstein served as Executive Vice President of Human Resources of TransCentra, Inc. From January 2008 to May 2013 Mr. Milstein held various executive management positions at Cerberus Operations & Advisory Company, LLC. Mr. Milstein also served as Vice President HR Shared Services of Broadridge Financial Solutions, Inc. from 2007 to 2008 and ADP from 1998 to 2007. Earlier in his career, Mr. Milstein served as a Deputy Attorney General for the State of New Jersey prior to joining the labor and employment law practice at Carpenter, Bennett and Morrissey in Newark, New Jersey. Mr. Milstein holds a J.D. from George Washington University Law School and a BBA from the University of Michigan.
GEORGE A. VILLASANA has served as our Senior Vice President, General Counsel & Secretary since January 2016. Mr. Villasana joined the Company in April of 2012 as our Vice President, General Counsel & Secretary. From February 2011 to April 2012, Mr. Villasana served as Senior Vice President and General Counsel of Swisher Hygiene Inc., which was later acquired by Ecolab, Inc. and from June 2007 to July 2010, Mr. Villasana served as Executive Vice President and General Counsel of Pet DRx Corporation, which he helped take public and which was later acquired by VCA Antech, Inc. From August 2000 to June 2007, he served as Senior Corporate Counsel of AutoNation, Inc., the largest automotive retailer in the United States. Prior thereto, he was a corporate attorney with Holland & Knight, LLP, and Shutts & Bowen, LLP in Miami, Florida. Mr. Villasana began his career as an attorney with the SEC in Washington, D.C. Mr. Villasana holds a LL.M. (Tax) from Georgetown University Law Center, a J.D. from American University, Washington College of Law, a Master of Accounting from Florida International University and a B.S. in Accounting from The Pennsylvania State University.

COMPENSATION DISCUSSION & ANALYSIS
This compensation discussion and analysis (“CD&A”) provides detail on the Company's compensation philosophy, policies and programs as they relate to our executive officers, with certain additional detail about the compensation paid, or payable, to our “named executive officers” in 2018. Our named executive officers in 2018 were as follows:

•	David W. Hult, President & Chief Executive Officer;

•	Sean D. Goodman, Senior Vice President & Chief Financial Officer;

•	George A. Villasana, Senior Vice President, General Counsel & Secretary;

•	John S. Hartman, Senior Vice President, Operations; and

•	Jed Milstein, Senior Vice President & Chief Human Resources Officer.
The Compensation & Human Resources Committee of the Board (also referred to in this CD&A as the “Committee”) is charged with various matters concerning the compensation of our executive officers including the development and implementation of our compensation philosophy relating to those individuals. Our philosophy emphasizes a pay-for-results culture designed to align the interests of our executive officers with those of our stockholders through the use of incentive based pay opportunities. With respect to decisions directly impacting executive compensation, the Committee’s primary responsibilities are to:

•
within the constructs of our philosophy and guidelines, establish all aspects of compensation for our executive officers, including the named executive officers, and, subject to Board ratification, approve awards to the Chief Executive Officer, under our incentive-based compensation plans;

•	oversee the development, implementation and administration of our compensation and benefit plans; and

•
prepare the Compensation & Human Resources Committee Report and review and discuss with management the CD&A, as required to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

For additional information regarding the Committee’s function and composition, see “Governance of the Company—Committees of the Board—Compensation & Human Resources Committee.”
Overview
We believe that fostering an entrepreneurial spirit is essential to our success. Consistent with our overall business strategy of driving operational excellence through the attraction and retention of the best talent, we encourage our executive officers to manage our Company in a way that preserves the appropriate decision-making authority with our dealership general managers. The general manager of each of our dealerships generally is responsible for the operations, personnel and financial performance of that dealership, as well as other day-to-day operations. We believe our general managers' familiarity with their respective markets enables them to effectively run day-to-day operations, market to customers and recruit, train and retain new employees. Consistent therewith, we have centralized a number of administrative activities at our corporate headquarters to allow our dealership general managers to focus on dealership operations. We seek to implement these principles with an executive compensation philosophy focused on the following objectives:

•	supporting the attainment of our vision, business strategy and operating imperatives;

•	guiding the design and implementation of effective executive compensation and benefit plans;

•	reinforcing our business values; and

•
further aligning management and stockholder interests by providing appropriate opportunities for meaningful compensation based upon the achievement of various corporate goals set from time to time and generally related to corresponding increases in earnings and stockholder value, subject to limitations designed to discourage unnecessary or excessive risk-taking.

As it has done in prior years, the Committee engaged an independent executive compensation consultant, Pay Governance LLC (“Pay Governance”), to assist with the development and implementation of our executive compensation program for 2018, as described in more detail below.
In determining and setting compensation levels and opportunities for our named executive officers, the Committee generally considers a number of factors. For 2018 executive compensation, the Committee considered, among other things, retention and motivation of individuals, the nature and scope of the individual’s responsibilities to the Company and other individual factors, such as skills, tenure and historical and expected contributions to the Company. The Committee also analyzed comparative data provided by Pay Governance on compensation paid to executive officers in similar positions within a Peer Group (as defined below) of companies, although the Committee did not specifically benchmark executive compensation against the Peer Group or other companies. In addition, the Committee also acknowledged the achievements of our management team in 2017 (as compared to 2016), including the following:

•
our adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), a metric used by management and that the Committee believes is often used by investors and market analysts in comparing performance and determining enterprise value, was $303.4 million;

•	our adjusted earnings per share ("EPS") was $6.43, an increase of 6%;

•	our same-store parts and service revenue increased by 4%; and

•	our adjusted operating margin was 4.6%.
For 2018, the Committee approved and implemented incentive compensation programs designed to appropriately reward and incentivize our executive management team to focus on the long-term interests of our stockholders and further improve the measurable financial metrics described below, which remain a focus of the Board and the Committee when analyzing our financial results and success. In evaluating Peer Group data, selecting metrics and setting appropriate performance targets in connection with the implementation of the Company’s executive compensation programs in 2018, the Committee acknowledged that, as a result of the significant variable components of compensation described in more detail elsewhere in this CD&A, total executive compensation may be significantly above or below target compensation and/or the actual compensation paid to executives in similar positions within the Peer Group based on our actual performance when compared to target performance.
The following results and achievements in 2018 impacted actual payouts and the overall compensation of our executive officers under our incentive compensation programs for 2018:

•	our adjusted EBITDA was $315.1 million;

•	our adjusted EPS was $8.41, an increase of 30% over the prior year;

•	our same-store parts and service customer pay gross profit improved by 5% over 2017;

•	our same store used vehicle retail revenue improved by 7% over 2017; and

•	our adjusted operating margin was 4.6%.
Compensation Philosophy and Guidelines
The Committee, with the input of Pay Governance, has developed an executive compensation philosophy that sets forth certain general guidelines that the Committee considers in making decisions and recommendations related to executive compensation (including our named executive officers’ compensation). The key principles and considerations underlying our compensation philosophy are the following:

•	create a “pay-for-results” culture with clear emphasis on pay-for-performance and accountability through the grant of cash and equity award opportunities;

•	effectively manage the cost of compensation programs by providing that a substantial portion of executive pay opportunity is in the form of performance-based compensation;

•	set annual and long-term performance goals that are clearly communicated and understood, and are challenging, yet obtainable;

•	provide the opportunity for above market total compensation upon the achievement of performance significantly above target performance;

•
consider total compensation opportunities in light of competitive market practices, internal equity considerations, the individual’s experience, skills, tenure and how critical the individual's role is to the Company, historical and expected individual performance and significant contributions, and the nature and scope of the individual’s responsibilities;

•	provide a balanced total compensation program to ensure management is not encouraged to take unnecessary or excessive risks;

•	further align management and stockholder interests by requiring specified levels of equity ownership by management;

•	reinforce teamwork and internal alignment of management; and

•	consider stakeholder perceptions and governance practices when formulating pay plans and actions.

In order to effectively communicate expectations regarding our performance and incentivize executive officers to achieve specified performance objectives, we generally make compensation program decisions in the first quarter of a year. All such compensation decisions for our executive officers for 2018 were made at the Committee’s regularly scheduled meeting in the first quarter of 2018. All compensation decisions were consistent with our overall compensation philosophy and guidelines.
Elements of Compensation
The elements of the Company's compensation program, when considered collectively, are intended to implement our executive compensation philosophy and objectives by (i) allowing us to attract and retain executive-level talent, (ii) providing an appropriate level of financial certainty through non-variable compensation, (iii) providing opportunities for above market compensation based upon the achievement of specified financial and other appropriate performance objectives, and rewarding such achievement, and (iv) balancing short-term and long-term incentives. The key elements of our executive compensation program are outlined below, together with a summary of the purposes and considerations underlying each compensation element.
Compensation Elements & Purpose/Underlying Consideration
Base Salary

•
To provide base pay based on the individual’s experience, skills, tenure and how critical the individual's role is to the company, historical individual performance and significant contributions, and the nature and scope of the individual’s responsibilities;

•	to provide financial predictability;

•	to provide a fixed component of compensation that is market competitive; and

•	to attract and retain executive talent.
Short-Term Incentives (under our Annual Cash Incentive Plan)

•	To optimize annual operating results;

•	to more directly align management and stockholder interests;

•	to provide, along with base salary, market competitive cash compensation when targeted performance objectives are met;

•	to provide appropriate incentives to exceed targeted results;

•	to pay meaningful incremental cash awards when actual results exceed targeted results;

•	to encourage internal alignment and teamwork; and

•	to attract and retain executive talent.
Long-Term Incentives (also referred to as “Equity-Based Compensation”)

•	To more directly align management with our stockholders’ long-term interests;

•	to balance the short-term orientation of other compensation elements;

•	to focus executives on the achievement of long-term results;

•	to support the growth and profitability of each of our revenue sources;

•	to provide opportunities for retirement asset accumulation by key executives; and

•	to attract and retain key executive talent.
Employment and Severance Arrangements

•	To protect our interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation;

•	to, when and if appropriate, ensure that management is able to analyze any potential change in control transaction objectively;

•	to, when and if appropriate, provide for continuity of management in the event of a change in control; and

•	to enable us to attract and retain talented executives.

Other Benefits

•	To be competitive in the markets where we compete for executive talent;

•	to avoid materially different approaches to benefits among executive and non-executive employees; and

•	to provide limited job-related and market-driven perquisites in line with our corporate governance philosophies.
Total Compensation Program Supporting Attainment of Operating and Strategic Imperatives
Our overall compensation program is implemented in a manner supporting the attainment of various operating and strategic goals set from time to time. The Committee believes the program is appropriately managed by delivering compensation predominantly through variable performance-based compensation elements. As indicated below, during 2018, 80% of target total compensation(1) of our Chief Executive Officer and an average of 63% of our other named executive officers target total compensation was delivered through variable at-risk performance-based compensation elements.

*	Long-term equity incentive opportunity for 2018 was delivered in the form of performance share units and restricted stock with vesting as described below.

(1)
Target total compensation is defined as annualized base salary plus cash incentive award opportunities at target level plus long-term equity award opportunities granted for the year (at target level when such opportunities have the potential for variable payout levels). Other benefits are generally excluded from this term as they do not constitute a material part of compensation paid to named executive officers.

Policies and Practices
Our compensation philosophy and guidelines are implemented through a number of policies and practices described below. The Committee continually monitors and, as appropriate, adjusts our compensation policies and practices to ensure that they are consistent with our philosophy and, as appropriate, emphasize and reward executives for results that are aligned with long-term stockholder interests and corporate governance best practices.

•
Appropriate Base Salary Adjustments. While we do not specifically benchmark base salary against companies in the Peer Group, the Committee, with the input from its independent compensation consultant, sets our executive officers’ base salaries at levels it considers competitive with executives in similar positions at comparable companies, giving due consideration to overall compensation opportunities. As described below, at its regularly scheduled meeting in the first quarter of 2018, the Committee made adjustments in the base salaries of certain of our named executive officers for 2018.

•
Tying Pay to Performance and Long-Term Commitment. The Committee believes that performance-based compensation programs help to further align management and stockholder interests, while promoting the achievement of operational excellence. Accordingly, in 2018, an average of 26% of named executive officer target total compensation was in the form of an annual cash incentive opportunity, and an average of 45% of NEO target total compensation was in the form of long-term equity incentive opportunities.

•
Capping Maximum Compensation Opportunities. Both our short-term and long-term incentive programs are designed and implemented with caps on the maximum amounts payable thereunder, even in the event of performance in excess of the maximum goals and objectives. We believe these caps discourage unnecessary or inappropriate risk-taking that may not be in the best interests of stockholders.

•	Limiting Perquisites. We provide our executive officers with only limited perquisites, such as those which we consider appropriate and typical in our industry.

•
Maintaining Equity Ownership Guidelines. We maintain equity ownership guidelines applicable to our executive officers and directors. These guidelines mandate certain levels of stock ownership and help ensure the alignment of interests among management, the Board and other stockholders by requiring our Chief Executive Officer and our other named executive officers and our directors to own a number of shares of our common stock the value of which is equal to a stated multiple of his or her base salary or annual Board retainer, as applicable. For additional information, see “Securities Owned by Management and Certain Beneficial Owners-Equity Ownership Guidelines.”

•
Prohibiting Hedging or Pledging of our Securities. We do not believe it is appropriate for officers, directors or other “insiders” to try to profit from short-term fluctuations in our stock price. As a result, our executive officers as well as our other employees and members of the Board are prohibited from engaging in short sales of our common stock and from buying or selling puts or calls or any other financial instruments designed to hedge or offset decreases or increases in the value of, our common stock. Additionally, our officers who are subject to the filing requirements of Section 16 of the Exchange Act, as well as members of the Board, are prohibited from pledging our securities, including holding them in margin accounts.

•
Accelerating the Vesting of Equity Awards Only Upon a “Double Trigger” in Connection with a Change of Control. Equity-based awards granted under our 2012 Equity Incentive Plan, as amended (the "2012 Plan"), generally provide that an award will be accelerated in connection with a change of control transaction only if: (i) the acquiror does not replace or substitute the subject equity award with an equivalent award, or (ii) a participant holding replacement awards is involuntarily terminated within two years following a Change of Control (as defined in our 2012 Plan).

•
Maintaining a Recoupment Policy. We maintain a recoupment policy that would require certain officers to reimburse certain performance-based incentive compensation, including the equity awards described in the CD&A, paid to them in the event that we are required to restate financial results due to fraud or intentional misconduct by such individuals.

•
Engaging an Independent Compensation Consultant. Compensation determinations are made with the input of an independent compensation consultant engaged by the Committee. For further discussion of the selection and input of this compensation consultant, see “Compensation Consultant” below.

•
Annually Assessing Compensation Risk. The Committee annually reviews and assesses potential risks arising from our compensation programs and, as appropriate, makes changes in their development and implementation. For a further discussion of this risk assessment, see “2018 Director Compensation Table—The Board’s Risk Oversight Role.”

The Role of Stockholder Say-on-Pay Votes and Related Considerations
We provide our stockholders with the opportunity to vote annually, on an advisory basis, on the compensation of our named executive officers (the “say-on-pay vote”). At our 2018 Annual Meeting of Stockholders, approximately 97.9% of the votes cast by stockholders’ on the say-on-pay vote were in favor of the compensation of our named executive officers. The Committee believes this favorable vote affirms our stockholders’ support of its approach to executive compensation. Stockholders must be given the opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at least every six years. The next required advisory vote on the frequency of future say-on-pay votes will occur no later than our 2023 Annual Meeting of Stockholders.
In addition to consideration given to the results of the say-on-pay vote, at various times throughout the year the Committee considers direct and indirect input from stockholders and other stakeholders, and more general developments in executive compensation principles, in the development and implementation of the Company’s executive compensation philosophy, policies and practices. For additional information on how these considerations impacted 2018 compensation decisions, see “Policies and Practices” above.
Compensation Consultant
In 2018, as in prior years, the Committee retained Pay Governance as its independent executive compensation consultant. At least annually, the Committee conducts a review of its compensation consultant's performance and potential conflicts of interest. In accordance with applicable SEC and NYSE requirements the Committee reviewed the compensation consultant's independence, taking into account the six compensation consultant independence factors adopted by the SEC to guide companies in determining the independence of compensation consultants, and concluded that the work of the compensation consultant, including certain work for the Governance & Nominating Committee described below, did not raise any conflicts of interest.
Pay Governance provides advice to the Committee on matters related to the fulfillment of the Committee’s responsibilities under its charter and on a wide range of executive compensation and related governance matters. As advisor to the Compensation & Human Resources Committee, Pay Governance reviews the Company's overall compensation strategy and pay levels for the Company’s executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation & Human Resources Committee with respect to compensation decisions pertaining to the Chief Executive Officer and other executive officers.
During 2018, at the Compensation & Human Resources Committee’s request, Pay Governance (i) provided competitive market data on compensation for executives at the 25th, 50th and 75th percentiles as reference points, (ii) reviewed our annual proxy statement disclosures, (iii) provided the Committee with an analysis of the compensation of our named executive officers as reported in the Company’s 2018 proxy statement as compared to the compensation of the named executive officers of companies within our Peer Group as reported in their proxy statements, and (iv) provided the Committee with advice regarding various tax and regulatory issues related to executive compensation.
With the input and analysis of its independent compensation consultant, the Committee considers a peer group for purposes of evaluating our compensation levels (the “Peer Group”) against executives in similar positions. From time to time, the Committee and its independent compensation consultant evaluate the Peer Group to ensure that the Committee is evaluating appropriately comparable companies. For 2018, the Peer Group consisted of the following companies:

•	Automotive Retailers: AutoNation, Inc., Group 1 Automotive, Inc., Lithia Motors Inc., Penske Automotive Group, Inc. and Sonic Automotive Inc.

•
Non-Automotive Retailers: Aaron’s, Inc., Big Lots, Inc., Burlington Stores, Inc., Cabela's Inc., DSW, Inc., LKQ Corporation, RH, Sally Beauty Holdings, Inc., Tailored Brands, Inc., Tiffany & Co., Tractor Supply Company and  Williams-Sonoma, Inc., which have a median annual revenue of approximately $4 billion.

The Committee reviewed the executive compensation data of the Peer Group in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range, but did not set 2018 executive compensation levels at a specific target percentile within the Peer Group or any other comparator group. Rather, executive compensation decisions were based on the full consideration of all of the elements discussed above, together with the additional considerations discussed below, all of which provide input into the Committee’s deliberations and inform its decisions.
In 2018, the Committee also retained Pay Governance to provide advice with respect to the types, amount and competitiveness of the compensation paid to non-employee directors of the Company for their service on the Board. Such advice was delivered to the Governance & Nominating Committee, which is the committee responsible for recommending to the Board the compensation of directors.
Additional Considerations in Making Executive Compensation Decisions
As described above, while we do not specifically benchmark our executive compensation, the Committee generally aims to establish total compensation for our executive officers at levels it considers competitive with executives in similar positions within our Peer Group. Notwithstanding this, given the Committee's focus on the alignment of management and stockholder interests and the related use of short-term cash incentives and time-vested and performance-based equity compensation as the principal components of compensation, the Committee expects that when our performance exceeds targeted performance levels, the actual payouts received by our executive officers may be above competitive median levels. In addition to considering the evaluations and analyses prepared by Pay Governance, to help evaluate our executive compensation against that of our Peer Group, the Committee considered a number of other factors when setting executive officer compensation for 2018, including:

•	the executive’s knowledge, skills, abilities, experience, tenure and how critical the individual's role is to the Company;

•	the nature and scope of the individual’s responsibilities;

•	our financial condition and recent operating results; and

•	internal equity considerations.

Review of 2018 Compensation
For 2018, each named executive officer was initially eligible to receive compensation consisting of the following four primary elements: (i) a base salary; (ii) a short-term (annual) incentive in the form of a cash bonus opportunity pursuant to our Amended and Restated Key Executive Incentive Compensation Plan; (iii) long-term incentives in the form of equity awards under the 2012 Plan; and (iv) certain limited perquisites and other benefits.
Base Salaries
On an annual basis, absent a change in circumstances at another time of year that would make reconsideration appropriate at that time, the Chief Executive Officer makes recommendations to the Committee regarding increases, if any, in base salaries for named executive officers other than himself. The Committee reviews increases in base salary for the Chief Executive Officer, if any. In setting base salary, the Committee takes into account the named executive officer’s experience, skills, tenure and importance to us, historical individual performance and significant contributions, and the nature and scope of the individual’s responsibilities and internal equity considerations. The Committee also considers our financial health and the compensation data from our Peer Group received from its independent executive compensation consultant.
Following the regular, annual review of base salaries by the Committee at its regularly scheduled meeting in the first quarter of 2018, the Committee awarded market-based adjustments in base salaries to certain of the named executive officers. Annual base salaries for 2018 for our named executive officers were as follows.

Name	Current Position	2018 Annualized Base Salary
David W. Hult	President & Chief Executive Officer	$1,000,000
Sean D. Goodman	Senior Vice President, Chief Financial Officer	$600,000
George A. Villasana	Senior Vice President, General Counsel & Secretary	$525,000
John S. Hartman	Senior Vice President, Operations	$600,000
Jed Milstein	Senior Vice President and Chief Human Resources Officer	$425,000
Annual Cash Incentive Opportunity
As described above, in order to motivate management toward the achievement of certain pre-established corporate goals and to remain competitive in the industry, we believe that a significant portion of each executive officer’s total compensation should be performance-based. We also believe that management is motivated by the opportunity to earn incremental cash compensation based upon the achievement of annual or similar shorter-term performance objectives, and that such opportunity properly fosters effective management, innovative thinking and, in some instances, the implementation of effective cost-saving measures by our executive officers, which may enable us to further enhance our stockholder value. Cash awards paid to our executive officers are paid under the terms of our Amended and Restated Key Executive Incentive Compensation Plan.
For 2018, the Committee decided it was appropriate to use substantially the same cash incentive plan structure that was used in 2017, with potential payouts under the cash incentive plan being dependent upon the achievement of EBITDA (subject to adjustment as described below) correlated with actual United States Annual Automotive Sales (“USAAS”) as reported by Motor Intelligence. An additional 10% of the bonus amount may be earned based on the achievement of strategic initiatives, including operational initiatives, acquisitions, divestitures, and others in furtherance of the Company’s long-term interests, as determined by the Committee. We define EBITDA as earnings before non-floor plan interest, any gain/loss on repurchase of debt, income taxes and depreciation and amortization. The selection of EBITDA as the performance benchmark for payouts under the annual cash incentive plan reflected the Committee’s continued belief that EBITDA is an important metric used by management from time to time to evaluate and analyze results and the impact on the Company of strategic decisions and actions relating to, among other things, events outside of normal, or “core,” business operations, and is often used by investors and market analysts in comparing performance and in determining enterprise value. Further, the Committee believed it was appropriate to establish award opportunities at various levels of actual USAAS, which is highly uncertain and is beyond the control of management. As a result, the Committee believed it was appropriate to increase target EBITDA at higher levels of USAAS.
In connection with the determination of EBITDA as the appropriate performance metric under the annual cash incentive plan, the Committee further believed it was appropriate to provide for certain potential adjustments to the traditional measure of EBITDA to account for the impact on our financial results of certain potential extraordinary items that are considered outside of normal, or core, business operations.
Under the annual cash incentive plan, to account for the potential for different levels of 2018 USAAS, three EBITDA performance goals were established: (i) a “threshold” level; (ii) a “target” level; and (iii) a “maximum” level at varying levels of USAAS. Under the terms of the annual cash incentive plan, if EBITDA did not meet the established

“threshold” level at the actual USAAS, no payouts would be made under the plan. Further, if EBITDA exceeded the established “maximum” level at the actual USAAS, payout under the annual cash incentive plan would be limited as if performance had equaled the maximum performance goal. If actual USAAS was between two established levels, or if the achievement of EBITDA performance goals was between threshold and target levels, or target and maximum levels, participants would be entitled to a ratable portion of any payment due based upon linear interpolation.
In determining what it considered an appropriate “target” performance goal at the various levels of USAAS, the Committee consulted with management and evaluated various internally-prepared models and forecasts. The Committee approved the threshold and maximum performance goals at 85% and 115% of target, respectively.
The table below sets out the threshold, target and maximum EBITDA performance goals approved for 2018.

	EBITDA Performance Goals (in millions)
Actual USAAS (in millions)	Threshold (85% of Target) 50% Payout	Target (100%) 100% Payout	Maximum (115% of Target) 200% Payout
13.7 & lower	$227.4	$267.5	$307.6
14.7	$238.9	$281.0	$323.2
15.7	$250.3	$294.5	$338.7
16.7	$261.8	$308.0	$354.2
17.7	$273.3	$321.5	$369.7
18.7 & above	$284.8	$335.0	$385.3
The Committee established incentive opportunities, as a percentage of base salary, for each named executive officer dependent upon each named executive officer’s respective current and expected positions, skills, and experience, as well as other factors described above, including the degree of responsibility assumed and expected to be assumed by such individual for aspects of the organization that impact our financial performance.
For 2018, actual USAAS as reported by Motor Intelligence was 17.3 million. Based on this level of USAAS, EBITDA levels for the purpose of determining payouts under the annual cash incentive plan were calculated by interpolation as follows: threshold: $268.3 million; target: $315.7 million; and maximum: $363.1 million. The Company reported adjusted EBITDA of $315.1 million in 2018, and the Committee, using its discretion under the plan to determine the actual payout based on performance and operational results, established a payout at 97% of target under the cash incentive plan. Such payout amounts were within, and subject to, the objective maximum amounts described below under the caption “Tax Treatment of Certain Compensation.” The various incentive opportunities (as a percentage of base salary) and actual dollar amounts paid pursuant to the 2018 annual cash incentive plan are detailed in the table below.

Name	Threshold Opportunity	Target Opportunity	Maximum Opportunity	Actual Payment (97% of Target)
David W. Hult	62.5%	125%	250%	$1,212,500
Sean D. Goodman	37.5%	75%	150%	$436,500
George A. Villasana	37.5%	75%	150%	$381,938
John S. Hartman	37.5%	75%	150%	$436,500
Jed Milstein	30.0%	60%	120%	$247,350
Equity-Based Compensation Opportunities
As described elsewhere in this CD&A, the Committee believes it is appropriate that a significant portion of executive officer compensation opportunity be in the form of at-risk equity awards, the payment of which is dependent upon the achievement of either or both of: (i) certain predetermined financial metrics and (ii) continued employment. The Committee generally does not use a specific formula for allocating equity-based compensation opportunity as a percentage of total compensation for the named executive officers. For 2018, consistent with prior years, the Committee considered a number of factors in establishing the level of long-term equity-based compensation opportunity for each named executive officer, primarily:

•	Peer Group compensation pay practices and norms for comparable executives;

•	general industry pay levels for comparable executives as gathered from publicly-available sources;

•	historical individual performance and responsibility of the executive;

•	knowledge, skills, abilities, experience, tenure and how critical the individual's role is to the Company;

•	expected future responsibilities of the executive;

•	the impact of recent historical equity-based compensation decisions, awards and payouts to each executive; and

•	internal pay equity considerations.
Annual Equity Awards Program
In evaluating the structure of the award and equity-based compensation award opportunity, the Committee designed equity-based awards for executive officers in 2018 that are intended to address both the long-term performance and retention objectives of our equity compensation philosophy, while at the same time promoting the achievement of operational excellence. The Committee determined that the value of the annual grant for executives who were employed by the Company when the grants were approved in the first quarter of 2018, assuming target level performance, would consist of:

•
60% performance share units; the vesting of which is subject to our achievement of certain financial performance metrics, as described below, as well as the passage of time, which the Committee believes provides an appropriate balance of executive officer focus on our financial success, and economic benefit for continued employment; and

•	40% time-vesting restricted stock; which the Committee believes enhances executive officer retention.
2018 Annual Restricted Stock Award Terms
Annual restricted stock award grants to the named executive officers by the Committee, using its discretion under the program to determine the actual awards based on performance and operational results, generally vest ratably over three years beginning on the first anniversary of the grant date, as the Committee believes that this provides appropriate officer retention benefits and, assuming the continued employment of the executive, also provides for a level of consistency in future compensation. This vesting schedule applied to all 2018 annual restricted stock awards except with respect to a special one-time award to Mr. Milstein. The Committee determined to align Mr. Milstein’s compensation more closely with direct competitor levels and to recognize his contributions to the Company. As a result, Mr. Milstein was granted a special additional award consisting of 3,650 shares of restricted stock. In order to provide for the continued commitment of Mr. Milstein without overweighting a payout in any single fiscal period, the Committee provided for a different vesting schedule for this award, with 20% vesting on each of the anniversaries of the grant date, subject in each case to Mr. Milstein’s continued employment.
In the event that dividends are paid on shares of our common stock at any time when restricted stock awards remain unvested, any such dividends will accrue and be payable to the grantee upon vesting of the underlying restricted shares. In the event such shares do not vest, no such dividends will be paid.
2018 Annual Performance Share Unit Award Terms
The annual performance share unit awards granted to the named executive officers had a performance period based on our fiscal year 2018 performance (described below). Assuming satisfaction of such performance requirements, these awards provide for ratable vesting over three-years and are subject to continued employment through the vesting period. These performance share unit awards, if earned, will be paid in shares of our common stock. In developing the structure of the annual performance share unit award program, the Committee believed it was important to set what it considered challenging yet attainable targets for the performance period. The Committee determined that it would be appropriate to measure our performance over one- and three- year performance periods with subsequent year vesting restrictions on earned awards. The Committee believes that the blend of one- and three-year performance goals along with subsequent time-based vesting restrictions appropriately recognizes the difficulty in forecasting performance results in the automotive industry, while also promoting alignment with shareholder interests, retention of executives, and the achievement of operational excellence.
The annual performance share unit awards provide each executive with a number of performance share units that could be earned based on our performance relative to our Automotive Retailer Peer Group with respect to performance metrics approved by the Committee in the first quarter of the year as described below. Notwithstanding our performance relative to the Automotive Retailer Peer Group, the Committee determined that, if our EPS growth was negative, payout under the annual performance share unit awards would be limited to 100%. In addition, payout under the annual performance share unit awards is subject to the following total shareholder return (“TSR”) objectives: (i) if the Company’s TSR increases by more than ten percent (10%), then payout will increase by ten percent (10%) (for example, if TSR increases by greater than 10%, then an otherwise earned payout of 120% would be increased to 130%); (ii) if the Company’s TSR decreases by more than ten percent (10%), then payout will decrease by ten percent (10%) (for example, if TSR decreases by greater than 10%, then an otherwise earned payout of 120% would be decreased to 110%); and (iii) if the Company’s TSR decreases by more than twenty percent (20%), then payout would be limited to 100%. Regardless of the amount of the increase in the Company’s TSR, the maximum payout is limited to 150%. These metrics were selected because of their relative importance to our financial success. The number of performance share units awarded to each executive who received an award (other than the Chief Executive Officer) was recommended to the Committee by the Chief Executive Officer based on the factors described above in “Equity Based Compensation Opportunity,” and included but were not limited to each executive’s past performance and level of responsibility. The number of performance share units awarded to the Chief Executive Officer was determined by the Committee and awarded to the Chief Executive Officer based on these same factors.
The actual number of performance share units to be awarded was determined based on the Committee’s evaluation of our performance against the Automotive Retailer Peer Group, and could range from 0% to 150% of the target number of units. The Committee approved a payout range of 0% to 150% of the target award for 2018 consistent with a prevailing market trend of reduced maximum payout levels to reduce potential concerns regarding excessive risk-taking by employees eligible for such awards.
Under our 2018 annual performance share unit award program, our performance, and the actual number of shares to be earned, was to be determined or scored based upon the following performance elements, and weighting, which were chosen because the Committee determined them to be key drivers of growth, operational efficiency, stockholder value and long-term performance in our industry:

•	percentage improvement in same-store parts and service customer pay gross profit measured year-over-year (20%);

•	percentage improvement in same-store used vehicle revenue growth percentage measured year-over-year (20%);

•	operating margin (20%); and

•	percentage improvement in earnings per share over a three-year period (40%).
The 2018 annual performance share unit award program was designed so that each element of our performance would be considered in light of our overall performance, general market conditions and the comparable element of performance by each of the companies in our Automotive Retailer Peer Group, with such evaluation reference to each entity’s most recently publicly available financial results except that our performance concerning our same-store parts and service customer pay gross profit growth improvement would be measured on an absolute basis in a range between 2% and 7%.
The scores for each performance element are accumulated, such that the highest achievable score would result in a payout at 150% of target, the lowest achievable score would result in a payout at 0% of target and a score in between would be interpolated.
After evaluating our performance on a cumulative basis, under each of the four performance metrics discussed above, including as compared to the performance of the Automotive Retailer Peer Group and general market conditions, the Committee, using its discretion under the program to determine the actual payout based on performance and operational results, established a payout of a number of shares of our common stock at 137.5% of target. Payments of awards pursuant to the 2018 annual performance share unit award program were made as set forth below.

Name	Target Number of PSUs Granted	Number of Shares of Common Stock Awarded Under the 2018 Annual Performance Share Unit Award Program
David W. Hult	24,087	33,120
Sean D. Goodman	5,255	7,226
George A. Villasana	4,598	6,323
John S. Hartman	3,065	4,215
Jed Milstein	2,803	3,855
In accordance with the terms of the 2018 annual performance share unit award program, one-third of the award to each named executive officer vested on the later of the first anniversary of the grant date and the date the payout of a number of shares of our common stock is established by the Committee, with the remainder of the award vesting in equal amounts on the second and third anniversaries of the grant date, subject in each case to the executive’s continued employment.
Deferred Compensation Plan
On October 17, 2017, the Company adopted the Asbury Automotive Group, Inc. Deferred Compensation Plan, an unfunded deferred compensation plan (the “DCP”). Pursuant to the DCP, certain of our key employees, including each of the named executive officers, may elect to defer the receipt of a portion of their compensation. Any amounts deferred by a named executive officer under the DCP are credited to the named executive officer’s account and treated as invested in investments selected by the named executive officer from those made available from time to time under the DCP. Each account will be adjusted for any gains or losses attributable to the investments selected by the named executive officer, and each named executive officer will be 100% vested in his or her deferred compensation and any deemed earnings thereon. The Company does not make any matching or discretionary contributions under the DCP. Under the DCP, the Company is obligated to make payment at a future date of the deferred compensation credited to the named executive officer’s bookkeeping account, adjusted for any gains or losses attributable to the investments selected by the named executive officer. Distributions under the DCP will be made according to the named executive officer’s elections and the provisions of the DCP. Any deferred compensation obligations under the DCP will be our general unsecured obligations. The DCP is intended to conform with the requirements of Section 409A of the Code, and will be administered by an investment committee of the Company.
Other Benefits
In 2018, our executive officers were eligible to participate in the employee benefit plans generally available to all of our employees in the corporate office, including medical, dental, life and disability insurance plans, as well as to participate in our 401(k) plan.
In the automobile retailing industry, senior executives are typically provided with the use of one or more demonstrator vehicles from a retailer’s inventory of new vehicles in order to, among other things, show support for the retailer’s offered brands. Executives are typically entitled to these vehicles for business and personal use. Management has limited the number of demonstrator vehicles provided to our employees due to the risks associated with the use of such vehicles. To provide a similar benefit, we provide a cash car allowance of $800 per month to our corporate officers at the vice president level and above, including our named executive officers (except for Mr. Goodman and Mr. Hartman, each of whom received the use of one demonstrator vehicle in lieu of a cash car allowance). Additionally, in 2018, Mr. Hult was entitled to use one demonstrator vehicle pursuant to the terms of his employment agreement.
Employment, Severance and Change in Control Arrangements
General Provisions of Employment, Severance and Separation Agreements
We have entered into an employment agreement with Mr. Hult. In addition, as of December 31, 2018 and as of the date of this proxy statement, we are party to certain agreements relating to severance arrangements with each of Mr. Goodman, Mr. Hartman, Mr. Milstein and Mr. Villasana. These agreements provide for the allocation of certain benefits in the event of involuntary termination of the employment of the named executive officer without cause or by the named executive officer where good reason exists.
We believe that these agreements serve as appropriate retention and motivational tools for these executives by generally providing a measure of financial security in the event of an unplanned termination of employment, with the exception of a termination for cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of these agreements are important to retain these key people whose continued employment might be at risk in certain changes of control, although such transactions may otherwise be in the best interests of our stockholders. As a corporate policy, we believe that it may be difficult to attract and retain talented executives with provisions in our severance arrangements that deny severance benefits in the event of a termination for other than performance-related issues.
A description of the terms of these employment, severance and separation agreements, including the potential payouts to these individuals pursuant to applicable severance provisions thereof, are summarized in the “Employment Arrangements and Potential Payments Upon Termination and Change in Control” section of this proxy statement.
Tax Treatment of Certain Compensation
Previously, Section 162(m) of the Code limited the tax deductibility of certain compensation paid to our chief executive officer and our three other named executive officers, other than our Chief Financial Officer, with the highest total compensation. That provision disallowed the deductibility of certain compensation in excess of $1 million per year unless it was considered performance-based compensation under the Code. As a result, we historically adopted policies and practices that were intended to qualify certain awards as performance-based compensation under Section 162(m) and potentially qualify for the maximum possible tax deduction. However, given the operation of Section 162(m), it is impossible that compensation intended to so qualify may not qualify or ultimately be deductible.
On December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which substantially modified the Code and, among other things, eliminated the performance-based compensation exception under Section 162(m). As a result, we are no longer able to deduct any compensation amounts over $1 million paid to our Chief Executive Officer and certain current or former named executive officers unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In making decisions about executive compensation, we continue to consider the impact of other regulatory provisions, including the provisions of Section 409A regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Code. We also consider how various elements of compensation will impact our financial results. In this regard, we consider the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation & Human Resources Committee has reviewed and discussed with management the "Compensation Discussion & Analysis" section of the proxy statement required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation & Human Resources Committee recommended to the Board that the "Compensation Discussion & Analysis" section be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Members of the Compensation and Human Resources Committee
Juanita T. James (Chair)
Dennis E. Clements
Eugene S. Katz
Bridget Ryan-Berman

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION
During 2018, Ms. James (Chair), Mr. Clements, Mr. Katz, Ms. Ryan-Berman and Mr. Thompson, none of whom is or was formerly an officer or employee of the Company, served as members of the Compensation & Human Resources Committee of our Board. None of the Compensation & Human Resources Committee members or other members of the Board serves as an executive officer of any entity for which one of the Company’s executive officers serves as a director or member of such other entity’s compensation committee.

EXECUTIVE COMPENSATION
The following table shows the compensation paid for fiscal years 2018, 2017 and 2016 to our named executive officers. For a more detailed discussion about the compensation arrangements for these executive officers, see “Compensation Discussion & Analysis.”

SUMMARY COMPENSATION TABLE

Name and Current Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
David W. Hult	2018	$1,000,000	$2,750,001	$1,212,500	$20,915	(3)	$4,983,416
President & Chief Executive Officer	2017	$750,000	$999,981	$675,000	$20,915		$2,445,896
	2016	$745,182	$3,000,008	$690,000	$23,061		$4,458,251
Sean D. Goodman	2018	$600,000	$599,992	$436,500	$13,280	(4)	$1,649,772
Senior Vice President & Chief Financial Officer	2017	$295,037	$599,990	$202,500	$155,733	(5)	$1,253,260

George A. Villasana	2018	$519,231	$524,984	$381,938	$9,600	(6)	$1,435,752
Senior Vice President, General Counsel & Secretary	2017	$450,000	$450,031	$243,000	$9,640		$1,152,671
	2016	$448,002	$950,018	$248,400	$9,631		$1,656,051
John S. Hartman	2018	$600,000	$349,967	$436,500	$9,000	(7)	$1,395,467
Senior Vice President, Operations

Jed Milstein	2018	$421,154	$570,057	$247,350	$9,840	(8)	$1,248,401
Senior Vice President & Chief Human Resources Officer

(1)
The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of performance share units and shares of restricted stock for the fiscal years ended December 31, 2018, 2017 and 2016, as described in the “Compensation Discussion & Analysis—Review of 2018 Compensation—Equity-Based Compensation Opportunities” discussion and in footnote 2 and 3 of the “2018 Grants of Plan-Based Awards Table” below. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 20 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019. The maximum possible value of performance awards at the grant date (based on the assumption that the highest level of performance is achieved) granted to each of our named executive officers in 2018 was as follows: Mr. Hult: $2,474,939; Mr. Goodman: $539,951; Mr. Villasana: $472,445; Mr. Hartman: $314,929; and Mr. Milstein: $288,008. For additional information on the actual number of performance share unit awards granted, see the discussion under “Compensation Discussion & Analysis–Review of 2018 Compensation–Equity-Based Compensation Opportunities” above.

(2)	The amounts in this column represent the actual amount earned by, and paid to, the named executive officers under the applicable year’s annual cash incentive plan.

(3)	Represents (i) the imputed income of $11,315 associated with the use of one demonstrator vehicle; and (ii) an automobile allowance.

(4)	Represents (i) the imputed income of $13,260 associated with the use of one demonstrator vehicle; and (ii) a gym membership subsidy.

(5)	Represents (i) the imputed income of $5,713 associated with the use of one demonstrator vehicle; (ii) a relocation payment of $150,000; and (iii) a gym membership subsidy.

(6)	Represents an automobile allowance.

(7)	Represents the imputed income associated with the use of one demonstrator vehicle.

(8)	Represents (i) an automobile allowance; and (ii) a gym membership subsidy.

2018 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Approval Date	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards
			50% Threshold	100% Target	200% Maximum	Threshold	Target	Maximum
David W. Hult	01/23/18	01/23/18	$625,000	$1,250,000	$2,500,000
	01/23/18	02/07/18				4,817	24,087	36,131		$1,649,960
	01/23/18	02/07/18							16,059	$1,100,042
Sean D. Goodman	01/23/18	01/23/18	$225,000	$450,000	$900,000
	01/23/18	02/07/18				1,051	5,255	7,883		$359,968
	01/23/18	02/07/18							3,504	$240,024
George A. Villasana	01/23/18	01/23/18	$196,875	$393,750	$787,500
	01/23/18	02/07/18				920	4,598	6,897		$314,963
	01/23/18	02/07/18							3,066	$210,021
John S. Hartman	01/23/18	01/23/18	$225,000	$450,000	$900,000
	01/23/18	02/07/18				613	3,065	4,598		$209,953
	01/23/18	02/07/18							2,044	$140,014
Jed Milstein	01/23/18	01/23/18	$127,500	$255,000	$510,000
	01/23/18	02/07/18				561	2,803	4,205		$192,006
	01/23/18	02/07/18							1,869	$128,027
	01/23/18	02/07/18							3,650	$250,025

(1)
Represents potential payouts under our annual cash incentive plan for each named executive officer. For a more detailed discussion of the annual cash incentive plan and the actual awards paid under this plan, see the section of this proxy statement entitled, “Compensation Discussion & Analysis—Review of 2018 Compensation—Annual Cash Incentive Opportunity” and the “Summary Compensation Table” above.

(2)
Represents performance share unit awards. For a more detailed discussion of the Company’s performance share unit award program, see the section of this proxy statement entitled, “Compensation Discussion & Analysis—Review of 2018 Compensation—Annual Equity Awards Program” and the "Summary Compensation Table" above.

(3)
Represents grants of restricted stock. For a more detailed discussion of the Company's restricted stock awards, see the section of this proxy statement entitled, “Compensation Discussion & Analysis—Review of 2018 Compensation—Annual Equity Awards Program” and the “Summary Compensation Table” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

	Stock Awards(1)
Name	Number of Shares of Stock or Units of Stock That Have Not Vested	Market Value of Shares of Stock or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
David W. Hult	62,447	$4,162,717	36,131	$2,408,459
Sean D. Goodman	10,634	$708,862	7,883	$525,447
George A. Villasana	18,802	$1,253,341	6,897	$459,754
John S. Hartman	4,815	$320,968	4,598	$306,469
Jed Milstein	9,698	$646,469	4,205	$280,272

(1)
All information in the “Stock Awards” portion of the table relates to (i) awards of shares of restricted stock, and (ii) awards of performance share units assuming a payout at the maximum level of performance.

(2)	Based on a stock price of $66.66, the closing price of our common stock on December 31, 2018, the last business day of fiscal 2018.

(3)
Represents the aggregate payout value of performance shares underlying each award of performance share units that have not yet vested, calculated by multiplying the maximum number of performance share units by $66.66, the closing price of our common stock on December 31, 2018, the last business day of fiscal 2018.

2018 STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
David W. Hult	15,861	$1,049,550
Sean D. Goodman	2,483	$174,803
George A. Villasana	7,724	$511,895
John S. Hartman	964	$67,625
Jed Milstein	1,867	$127,873

(1)	The number of shares acquired upon vesting represents the net number of shares acquired after the surrender of any shares to satisfy tax withholding requirements.

(2)
The value realized on the vesting of shares of restricted stock or performance share units represents the net number of shares acquired after the surrender of any shares to satisfy tax withholding requirements multiplied by the closing price of our common stock, as reported on the NYSE, on the vesting date of the restricted stock or the payout date of the performance share units, as applicable.

2018 NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE(4)
David W. Hult	$—	$—	$—	$—	$—
Sean D. Goodman	$36,000	$—	$(3,649)	$—	$32,351
George A. Villasana	$—	$—	$—	$—	$—
John S. Hartman	$—	$—	$—	$—	$—
Jed Milstein	$25,269	$—	$(2,531)	$—	$22,738

(1)
This table sets forth certain information with respect to the DCP for our named executive officers during the fiscal year ended December 31, 2018. For additional information about the DCP, see the section of this proxy statement entitled "Deferred Compensation Plan".

(2)
Amounts reflect participant deferrals under the DCP during the fiscal year ended December 31, 2018 and all of these amounts are reported as compensation to the respective named executive officer in the Summary Compensation Table in the "Salary" column.

(3)	None of these amounts were reported as compensation to the respective named executive officer in the Summary Compensation Table.

(4)	None of these amounts were reported as compensation to the respective names executive officer in the Summary Compensation Table in prior years.

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION AND CHANGE IN CONTROL

Employment Agreement with David W. Hult
We have entered into an employment agreement with David W. Hult, which agreement was amended on August 21, 2017 in connection with the announcement that, effective January 1, 2018, Mr. Hult would begin to serve as our President & Chief Executive Officer (such agreement, as amended, the “Hult Agreement”). The Hult Agreement expired on November 3, 2018, and provides for automatic extensions for successive one-year periods, unless either party provides notice of termination to the other. Upon any termination, Mr. Hult will cease to be an officer and director of the Company and any of its affiliates.
Under the Hult Agreement, Mr. Hult’s base salary beginning January 1, 2018 is set at $1.0 million per year, subject to periodic review and increase, and he is entitled to receive an annual bonus (which includes a non-equity incentive compensation award opportunity) based on a target of 125% of his then-current base salary. Mr. Hult is also eligible to receive annual equity or other long-term incentive awards granted under the Company’s long-term equity incentive plans and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.
Under the terms of the Hult Agreement, if (i) the Company elects not to extend the Hult Agreement and, at its expiration, Mr. Hult will not have attained age 65, or (ii) the Company terminates the Agreement without “cause” or (iii) Mr. Hult terminates the Hult Agreement for “good reason” when no “change in control” has occurred (any of the foregoing, a “Hult Non-Change in Control Qualifying Termination”), Mr. Hult will be entitled to the following:

•	100% of his base salary, plus 100% of his target annual bonus (which includes any non-equity incentive plan compensation);

•	a pro-rated bonus (which includes any non-equity incentive plan compensation) based on actual performance for the year of termination;

•	continued participation for 12 months in all health and welfare plans of the Company in effect immediately prior to the termination of employment; and

•	accelerated vesting of all unvested equity and other long-term incentive awards that would have vested in the 364 days following the termination of the Hult Agreement.
Also under the terms of the Hult Agreement, if Mr. Hult is terminated without cause or resigns for good reason within two years following a change in control (a “Hult Change in Control Qualifying Termination” and, together with a Hult Non-Change in Control Qualifying Termination, as the case may be, a “Hult Qualifying Termination”), Mr. Hult will be entitled to the following:

•	200% of his base salary, plus 200% of his target annual bonus (which includes any non-equity incentive plan compensation);

•	a pro-rated bonus (which includes any non-equity incentive plan compensation) based on target performance for the year of termination;

•	continued participation for 24 months in all health and welfare plans of the Company in effect immediately prior to the termination of employment; and

•	vesting of all unvested equity and other long-term incentive awards, effective on the date of the change in control.
The foregoing severance payments are conditioned upon Mr. Hult executing a general release in favor of the Company. The Hult Agreement also contains certain confidentiality, non-compete and non-solicit obligations. In the event of a breach of these obligations, the Company may stop paying any amounts due, as described above, and demand repayment of 50% of the severance amounts paid prior to the breach of such obligations.
The Hult Agreement also provides that, if Mr. Hult retires after reaching age 65, then upon such retirement, all of his equity and long-term incentive awards not vested as of his effective retirement date will continue to vest without regard to such retirement.
Severance Agreements with Sean D. Goodman, John S. Hartman, Jed Milstein and George A. Villasana
The Company is party to a severance agreement (each, a “Severance Agreement”) with each of Sean D. Goodman, John S. Hartman, Jed Milstein and George A. Villasana. The Severance Agreements provide for one year of base salary, one year of benefits continuation, and a pro-rated bonus (which includes any payment under a non-equity incentive compensation plan) in the amount that the affected executive would have received had he not been terminated during such year (collectively, the “Severance Payment”) if (i) the affected executive is terminated by the Company without

“cause,” or (ii) with respect to the affected executive terminates his employment for any of the following reasons: (a) mandatory relocation of the affected executive's current principal place of business to a location more than 50 miles away; (b) any material diminution in the affected executive's base salary; and (c) any material diminution in the affected executive's authority, duties or responsibilities.
The Severance Agreements require the affected executive to execute a general release in favor of the Company as a condition to receiving any Severance Payments. The Severance Agreements also contain certain confidentiality, non-compete and non-solicit obligations and provides that, if such obligations are breached by the affected executive, the Company has the right to stop making any otherwise required Severance Payments. Additionally, the Severance Agreements provide that the affected executive will not receive any Severance Payment in the event of termination due to death, disability, retirement, voluntary resignation or termination by the Company for cause.
Equity Incentive Plan Payout Provisions
In addition to the payments required to be made in connection with certain qualifying separations from service described above, the Company's 2012 Plan provides that awards made thereunder, subject to the terms of any individual employment or severance agreements, will be accelerated in connection with a change in control transaction only if: (i) the acquiror does not replace or substitute an equivalent award, or (ii) a participant holding replacement awards is involuntarily terminated within two years following a Change of Control (as defined in the Company’s 2012 Plan). If the Company’s stockholders approve the 2019 Plan pursuant to Proposal No. 2, future awards will be subject to the change in control provision described under “Proposal No. 2-Approval of the Asbury Automotive Group, Inc. 2019 Equity and Incentive Compensation Plan-Summary of Other Material Terms of the 2019 Plan.”
Certain Defined Terms
Cause
Under the Hult Agreement, “cause” generally means any of the following: (i) the executive’s willful misconduct, failure to follow a lawful directive of the Board, gross negligence or blatant violation of Company policy, (ii) the executive’s commission of fraud, misappropriation, dishonesty or embezzlement against the Company or an affiliate, (iii) a conviction of, or entry of a plea of nolo contendere to, a felony or misdemeanor (other than traffic violations and similar offenses), or (iv) the executive’s commission of a material breach of the applicable employment agreement.
Under the Severance Agreements with Messrs. Goodman, Hartman, Milstein and Villasana, “cause” generally means any of the following: (i) the executive’s gross negligence or serious misconduct (including criminal, fraudulent and dishonest conduct) that is or may be injurious to the Company, (ii) the executive’s conviction of, or entry of a plea of nolo contendere to, a felony or other crime that involves moral turpitude, (iii) the executive’s breach of the confidentiality, non-compete and non-solicit obligations contained in the Severance Agreement, (iv) the executive’s willful and continued failure to perform his duties on behalf of the Company, or (v) the executive’s material breach of certain Company policies.
Good Reason
Under the Hult Agreement, “good reason” is defined as the occurrence of any of the following without the executive’s consent, but only after notice of, and an opportunity to cure, such event: (i) the nature or scope of the executive’s duties or responsibilities are materially diminished, (ii) the Company changes the location of the executive’s employment to a place more than 50 miles from its present location, (iii) the Company’s material breach of the applicable employment agreement, or (iv) a change in the executive’s salary below the base amount specified in the applicable employment agreement.
Change in Control
A “change in control” generally means the occurrence of any of the following events:

•
any person becomes the beneficial owner of 35% or more of the Company’s securities entitled to vote in the election of directors, provided, in the case of the 2012Plan, the 2019 Plan and the Hult Agreement, that such an acquisition will not be considered a change in control if it is made by (x) the Company or any subsidiary, (y) an employee benefit plan sponsored or maintained by the Company or any subsidiary, or (z) a person that reports such acquisition on Schedule 13G under the Exchange Act, so long as such person does not later become required to report on Schedule 13D while beneficially owning 35% or more of the Company’s securities entitled to vote in the election of directors;

•
in the case of the 2012 Plan, the 2019 Plan and the Hult Agreement, the Company’s completion of a merger, consolidation or other business combination transaction in which the Company’s securities outstanding immediately prior to such transaction represent less than 50% of the combined voting power of the Company or other surviving entity after such transaction, except where the transaction agreement provides that members of the Company’s Board serving at the time of the first public announcement of the transaction will constitute at least a majority of the directors of the resulting entity;

•
individuals who, as of the date specified in the applicable agreement or plan, constitute the Board cease to constitute at least a majority of the Board, provided, in the case of the Company’s 2012 Plan, the 2019 Plan and the Hult Agreement, that any individual whose election or nomination for election by the Company’s stockholders was approved by at least 2/3 of the directors then comprising the incumbent Board will be considered to be incumbent members of the Board, but excluding any individual who first assumes office as a director of the Company as a result of an actual or threatened election contest; or

•	approval by the Company’s stockholders of the liquidation or dissolution of the Company.
Potential Payments Upon Separation from Service or Change in Control
The following tables detail the amounts that would have been payable to each of our named executive officers had each such officer been separated from service with the Company as of the last business day of fiscal 2018: (i) involuntarily and without cause or for good reason (a "Qualifying Termination") and without a Change in Control of the Company; (ii) pursuant to a Qualifying Termination and a Change in Control of the Company; and (iii) as the result of death or disability, in each case after taking into account the following assumptions as applicable:

•	no payment value was ascribed to any presently vested and exercisable equity incentive awards, as such awards would not be impacted by a separation from service or change in control;

•
all equity incentive awards that would accelerate in connection with a separation from service or change in control were accelerated and cash valued as of December 31, 2018 (based on $66.66, the closing price of our common stock on the NYSE on such date) by multiplying the number of such shares by the closing price per share of our common stock on the NYSE on December 31, 2018;

•
each of the named executive officers continued to be entitled to participate in the Company’s health and dental insurance plans (no such officer obtained other employment which provided at least equal benefits), and the cost thereof was cash valued at the cost to the Company;

•	all parties complied with any required release and notice provisions in the applicable agreement;

•	all amounts due to the named executive officers were paid immediately; and

•
each of the named executive officers continued to comply with any restrictive or other covenant applicable to him that may have otherwise resulted in the repayment or withholding of severance amounts due.

Qualifying Termination Assuming No Change in Control

Named Executive Officer	Base Salary Continuation(1)	Bonus(1)	Benefits Continuation	Performance Share/ Restricted Stock Acceleration	Total
David W. Hult	$1,000,000	$2,462,500	$2,183	$2,447,022	$5,911,705
Sean D. Goodman	$600,000	$436,500	$6,463	$—	$1,042,963
George A. Villasana	$525,000	$381,938	$1,915	$—	$908,853
John S. Hartman	$600,000	$436,500	$1,676	$—	$1,038,176
Jed Milstein	$425,000	$247,350	$5,264	$—	$677,614

(1)
Based upon the actual or target amounts of salary and non-equity incentive plan compensation paid in 2018, which are described above in the "Compensation Discussion & Analysis" section of this proxy statement.

Qualifying Termination Assuming Change in Control

Named Executive Officer	Base Salary Continuation(1)	Bonus(1)	Benefits Continuation	Performance Share/ Restricted Stock Acceleration	Total
David W. Hult	$2,000,000	$3,712,500	$4,366	$5,768,356	$11,485,222
Sean D. Goodman	$600,000	$436,500	$6,463	$1,059,161	$2,102,124
George A. Villasana	$525,000	$381,938	$1,915	$1,559,844	$2,468,697
John S. Hartman	$600,000	$436,500	$1,676	$525,281	$1,563,457
Jed Milstein	$425,000	247,350	$5,264	$833,317	$1,510,931

(1)
Based upon the actual or target amounts of salary and non-equity incentive plan compensation paid in 2018, which are described above in the "Compensation Discussion & Analysis" section of this proxy statement.

Separation from Service Upon Death or Disability

Named Executive Officer	Base Salary Continuation	Bonus	Benefits Continuation	Restricted Stock Acceleration(1)	Total
David W. Hult	$—	$—	$—	$1,798,087	$1,798,087
Sean D. Goodman	$—	$—	$—	$708,862	$708,862
George A. Villasana	$—	$—	$—	$478,552	$478,552
John S. Hartman	$—	$—	$—	$320,968	$320,968
Jed Milstein	$—	$—	$—	$542,879	$542,879

(1)	Reflects the value of awards of restricted stock made under the Company's equity incentive plan that provides for the accelerated vesting thereof solely upon an executive's death or disability.

CEO PAY RATIO
For the 2018 fiscal year, the Pay Ratio (the "Pay Ratio") of the annual total compensation of Mr. Hult, our Chief Executive Officer until December 31, 2018 (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 107 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” We did not use the same Median Employee in our calculation of the Pay Ratio for the 2018 fiscal year as we did in our calculation of the Pay Ratio for the 2017 fiscal year because we determined it was appropriate to identify a new Median Employee due to our highly variable pay practices. The date used to identify the Median Employee for the 2018 fiscal year was December 31, 2018 (the “Determination Date”).
CEO Compensation for purposes of this disclosure was $4,983,416, which represents the total compensation reported for Mr. Hult under "Summary Compensation Table” for the 2018 fiscal year. For purposes of this disclosure, Median Annual Compensation was $46,631, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2017 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.
To identify the Median Employee for the 2018 fiscal year, we first determined our employee population as of the Determination Date. We had 8,197 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We then measured compensation for the period beginning on January 1, 2018 and ending on December 31, 2018 for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary, wages, commissions, bonuses, the value of equity awards that vested during the measurement period and other compensation as shown in our payroll and human resources records for 2018. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

RELATED PERSON TRANSACTIONS
We have adopted a written policy relating to related person transactions, which sets out the criteria for review of transactions between the Company and our affiliates and members of their immediate families. This policy covers our directors and officers, and each stockholder that holds directly or indirectly, more than 5% of our common stock. In addition, we have adopted a written Delegation of Authority Policy, which establishes an executive approval process for many of the Company’s transactions in which certain related person transactions would be included. In reviewing and approving related person transactions under these policies and procedures, senior management and the Board considers, among other things:

•	the nature of the related person’s interest in the transaction;

•	whether the related person has a direct or indirect material interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the significance of the transaction to the Company and to the related person;

•	whether the terms of the transaction are arms-length; and

•	whether the transaction would violate the “Conflicts of Interest” provisions of our Code of Business Conduct and Ethics for Directors, Officers and Employees.
Vehicle Purchases and Leases
We maintain an employee vehicle purchase program for our officers, directors and other employees, and their respective friends and family members pursuant to which they may purchase or lease vehicles from us at a discount to our advertised prices. This program is designed to incent additional vehicle sales while ensuring that we earn a measure of gross profit on all vehicles sold pursuant to the program. From time to time, including in 2018, certain of our directors and executive officers, or their respective family members, purchased or leased vehicles from us under this program, which vehicles may be valued at over $120,000.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The securities outstanding under our equity compensation plans and the number of securities remaining available for issuance under our equity compensation plans, as of December 31, 2018, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	171,802(1)	(2)	819,074

(1)
Represents 171,802 performance share units. The number of performance share units reported in this table assumes that we attain the target performance goals associated with each respective grant of performance share units.

(2)	Performance share units issued under our equity compensation plans have no exercise price.
We only have the ability to make grants of additional securities under our 2012 Plan.

PROPOSAL NO. 2
APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN
General
On March 8, 2019, upon recommendation by the Compensation & Human Resources Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders at the 2019 Annual Meeting, the Asbury Automotive Group, Inc. 2019 Equity and Incentive Compensation Plan (the “2019 Plan”) to replace the 2012 Plan.
The Board is recommending that the Company’s stockholders vote in favor of the 2019 Plan, which will succeed the 2012 Plan. The 2019 Plan will continue to afford the Compensation & Human Resources Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries and non-employee directors of the Company. You are being asked to approve the 2019 Plan.
Stockholder approval of the 2019 Plan would constitute approval of 1,590,000 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) available for awards under the 2019 Plan, with such amount subject to adjustment, including under the share counting rules. The 1,590,000 Common Shares under the 2019 Plan include the 641,363 Common Shares that remained available for issuance under the 2012 Plan as of March 5, 2019. The Board recommends that you vote to approve the 2019 Plan. If the 2019 Plan is approved by stockholders, it will be effective as of the day of the 2019 Annual Meeting, and no further grants will be made on or after such date under the 2012 Plan. Outstanding awards under the 2012 Plan, however, will continue in effect in accordance with their terms. If the 2019 Plan is not approved by our stockholders, no awards will be made under the 2019 Plan, and the 2012 Plan will remain in effect.
The actual text of the 2019 Plan is attached to this proxy statement as Appendix A. The following description of the 2019 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Why We Believe You Should Vote for this Proposal
The 2019 Plan authorizes the Compensation & Human Resources Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purposes of promoting the interests of the Company and its stockholders by (i) permitting awards to non-employee directors, officers and other employees of the Company and its subsidiaries, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company. Some of the key features of the 2019 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2019 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
As of March 5, 2019, 641,363 Common Shares remained available for issuance under the 2012 Plan. If the 2019 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our stockholders.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2012 Plan and the potential dilution associated with the 2019 Plan. This information is as of March 5, 2019. As of that date, there were approximately 19,517,598 Common Shares outstanding:

•	Outstanding full-value awards (restricted shares and performance share units, based on maximum performance): 471,327 shares (approximately 2.4% of our outstanding Common Shares);

•	Outstanding stock options: the Company has no outstanding stock options.

•	In summary, total Common Shares subject to outstanding awards, as described above (full-value awards: 471,327 shares (approximately 2.4% of our outstanding Common Shares);

•
Total Common Shares available for future awards under the 2012 Plan: 641,363 shares (approximately 3.3% of our outstanding Common Shares) (however, as noted above, no further grants will be made under the 2012 Plan upon the effective date of the 2019 Plan, so we view these shares as “rolling into” the new 2019 Plan based on the design of the new 2019 Plan); and

•
In summary, the total number of Common Shares subject to outstanding awards (471,327 shares), plus the total number of Common Shares available for future awards under the 2012 Plan (641,363 shares), represents a current overhang percentage of 5.7% (in other words, the potential dilution of our stockholders represented by the 2012 Plan).

•
Proposed Common Shares available for awards under the 2019 Plan: 1,590,000 shares, assuming none of the 641,363 shares remaining available under the 2012 Plan are granted prior to effectiveness of the 2019 Plan (approximately 8.1% of our outstanding Common Shares - this percentage reflects the simple dilution of our stockholders that would occur if the 2019 Plan is approved).

•
The total Common Shares subject to outstanding awards as of March 5, 2019 (471,327 shares), plus the proposed Common Shares available for future awards under the 2019 Plan (up to 1,590,000 shares), represent a total overhang of 2,061,327 shares (10.6%) under the 2019 Plan.

Based on the closing price on the NYSE for our Common Shares on March 5, 2019 of $68.04 per share, the aggregate market value as of March 5, 2019 of the 1,590,000 Common Shares requested under the 2019 Plan was $108,183,600.
In fiscal years 2016, 2017, and 2018, we granted awards under the 2012 Plan covering 349,041 shares, 225,712 shares, and 196,126 shares, respectively. Based on our basic weighted average Common Shares outstanding for those three fiscal years of 22,471,493; 20,751,420; and 20,061,339, respectively, for the three-fiscal-year period 2016-2018, our average burn rate, not taking into account forfeitures, was 1.21% (our individual years’ burn rates were 1.55% for fiscal 2016, 1.09% for fiscal 2017, and .98% for fiscal 2018).
In determining the number of shares to request for approval under the 2019 Plan, our management team worked with the Compensation & Human Resources Committee and Pay Governance to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2019 Plan.
If the 2019 Plan is approved, we intend to utilize the shares authorized under the 2019 Plan to continue our practice of incentivizing participants through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2019 Plan will last for about 7 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation & Human Resources Committee retains full discretion under the 2019 Plan to determine the number and amount of awards to be granted under the 2019 Plan.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
2019 Plan Highlights
Below are certain highlights of the 2019 Plan. These features of the 2019 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2019 Plan and stockholders’ interests, consistent with sound corporate governance practices:
Reasonable 2019 Plan Limits. Generally, awards under the 2019 Plan are limited to 1,590,000 Common Shares, which include the 641,363 Common Shares that remained available for issuance under the 2012 Plan as of March 5, 2019, minus, as of the effective date of the 2019 Plan, one Common Share for every Common Share subject to an award granted under the 2012 Plan between March 5, 2019 and the effective date of the 2019 Plan. This design means that we are essentially “rolling into” the new 2019 Plan the shares that we have remaining under the 2012 Plan as of March 5, 2019. These shares may be shares of original issuance or treasury shares, or a combination of the two.
Other Limits. The 2019 Plan also provides that, subject as applicable to adjustment and the applicable Common Shares counting provisions as described in the 2019 Plan:

•	the aggregate number of Common Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 1,590,000 Common Shares; and

•
no non-employee director will be granted, in any one calendar year, compensation for such service (including, without limitation, equity compensation, cash compensation, perquisites and other compensation and benefits) having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $600,000.

Limited Share Recycling Provisions. Subject to certain exceptions described in the 2019 Plan, if any award granted under the 2019 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2019 Plan. Additionally, if after March 5, 2019, any Common Shares subject to an award granted under the 2012 Plan are forfeited, or an award granted under the 2012 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan.
The following Common Shares will be added back to the aggregate share limit under the 2019 Plan: (i) Common Shares withheld by us, tendered or otherwise used in payment of the option price of a stock option; and (ii) Common Shares withheld by us, tendered or otherwise used (x) prior to the tenth anniversary of the effective date of the 2019 Plan to satisfy tax withholding with respect to awards other than option rights or appreciation rights or (y) at any time after the effective date of the 2019 Plan to satisfy tax withholding with respect to option rights or appreciation rights. The following Common Shares will not be added (or added back, as applicable) to the aggregate share limit under the 2019 Plan: Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2019 Plan. Further, none of the Common Shares covered by share-settled SARs that are exercised and settled in shares, whether or not all Common Shares covered by the SARs are actually issued to the participant upon exercise, will be added back to the aggregate number of shares available under the 2019 Plan. If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2019 Plan.
No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the 2019 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2019 Plan.
Change in Control Definition. The 2019 Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or Base Price Limitation. The 2019 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2019 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Common Share on the date of grant.
No Minimum Vesting Periods. The 2019 Plan does not provide for any minimum vesting periods.
Code Section 162(m)
Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. Currently, the Company does not anticipate that it will be able to make any grants under the 2019 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2019 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.
Summary of Other Material Terms of the 2019 Plan
Administration: The 2019 Plan will generally be administered by the Compensation & Human Resources Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2019 Plan. References to the “Committee” in this proposal refer to the Compensation & Human Resources Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2019 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2019 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2019 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2019 Plan, authorize one or more officers of the Company to (i) designate employees to be recipients of awards under the 2019 Plan, and (ii) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the 2019 Plan subject to the express limitations contained in the 2019 Plan.
Eligibility: Any person who is selected by the Committee to receive benefits under the 2019 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2019 Plan. In addition, non-employee directors of the Company may also be selected by the Committee to participate in the 2019 Plan. All of the employees and non-employee directors of the Company are eligible to participate in the 2019 Plan. As of March 5, 2019, we had 8,406 employees and nine non-employee directors. The basis for participation in the 2019 Plan by eligible persons is the selection of such persons by the Committee in its discretion.
Shares Available for Awards under the 2019 Plan: Subject to adjustment as described in the 2019 Plan and the 2019 Plan share counting rules, the number of Common Shares available under the 2019 Plan for awards of:

•	stock options or SARs;

•	restricted shares;

•	RSUs;

•	performance shares or performance units;

•	other share-based awards under the 2019 Plan; or

•	dividend equivalents paid with respect to awards under the 2019 Plan;
will not exceed, in the aggregate, 1,590,000 Common Shares, which include the 641,363 Common Shares that remained available for issuance under the 2012 Plan as of March 5, 2019, minus, as of the effective date of the 2019 Plan, one Common Share for every Common Share subject to an award granted under the 2012 Plan between March 5, 2019 and the effective date of the 2019 Plan, plus any Common Shares that become available under the 2019 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2019 Plan awards. This design means that we are essentially “rolling into” the new 2019 Plan the shares that we have remaining under the 2012 Plan as of March 5, 2019. If the 2019 Plan is approved by stockholders, it will be effective as of the day of the 2019 Annual Meeting, and no further grants will be made on or after such date under the 2012 Plan.
Share Counting: Generally, the aggregate number of Common Shares available under the 2019 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2019 Plan. Additionally, if after March 5, 2019, any Common Shares subject to an award granted under the 2012 Plan are forfeited, or an award granted under the 2012 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to the award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2019 Plan.
Types of Awards Under the 2019 Plan: Pursuant to the 2019 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code and which is so designated in the applicable Evidence of Award (as defined below) (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, dividend equivalents and certain other awards based on or related to our Common Shares.
Generally, each grant of an award under the 2019 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2019 Plan. A brief description of the types of awards which may be granted under the 2019 Plan is set forth below.
Stock Options: A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2019 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. Each grant of a stock option will expire immediately, without any payment, upon the earlier of (i) the tenth anniversary of the date the stock option is granted, or (ii) except as otherwise set forth in the applicable Evidence of Award or in 2019 Plan, the date the participant who is holding the stock option ceases to be employed by or provide services to the Company or one of its subsidiaries. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Except as otherwise specified by the Committee in the Evidence of Award, stock options will become exercisable with respect to one-third of the Common Shares subject to such stock options on each of the first three anniversaries of the date of grant. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (i) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (ii) by the actual or constructive transfer to the Company of Common Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (iii) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (iv) by a combination of the foregoing methods; or (v) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2019 Plan may not provide for dividends or dividend equivalents.
SARs: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Shares or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Common Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2019 Plan may not provide for dividends or dividend equivalents.
Restricted Shares: Restricted shares constitute an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.
Any grant of restricted shares may specify management objectives regarding the vesting of the restricted shares. Any grant of restricted shares may require that any and all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which will be subject to the same restrictions as the underlying restricted shares. Any such dividends or other distributions on restricted shares will be deferred until, and paid contingent upon, the vesting of such restricted shares. Restricted shares may provide for continued vesting or the earlier vesting of such restricted shares, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Each grant of restricted shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2019 Plan and will contain such terms and provisions, consistent with the 2019 Plan, as the Committee may approve.
RSUs: RSUs awarded under the 2019 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Common Shares. However, dividend equivalents or other distributions on Common Shares underlying RSUs will be deferred until and paid contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. A RSU may be paid in cash, Common Shares or any combination of the two.
Performance Shares, Performance Units and Cash Incentive Awards: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2019 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that have been earned.
Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Other Awards: Subject to applicable law and applicable share limits under the 2019 Plan, the Committee may grant to any participant Common Shares or such other awards (including deferred share units) (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under such an award in the nature of a purchase right granted under the 2019 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2019 Plan. The Committee may also authorize the grant of Common Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2019 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional Common Shares. However, dividend equivalents or other distributions on Common Shares underlying awards granted under the 2019 Plan will be deferred until and paid contingent upon the earning and vesting of such Other Awards.

Change in Control: The 2019 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2019 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2019 Plan): (i) any person becomes the beneficial owner of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of non-employee directors of the Company (subject to certain exceptions); (ii) consummation of a merger, consolidation or other business combination transaction involving the Company with any other corporation or other entity in which the voting securities of the Company outstanding immediately prior to such merger, consolidation or other business combination transaction represent less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other business combination transaction (subject to certain exclusions); (iii) individuals who, as of the effective date of the 2019 Plan, constitute the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2019 Plan (subject to certain exceptions); and (iv) approval by the stockholders of a complete liquidation or dissolution of the Company. However, no change in control will be deemed to have occurred for purposes of the 2019 Plan by reason of any actions or events in which the participant participates in any capacity other than in his or her capacity as an officer, employee or director of the Company that results in or has the effect of a leveraged buyout of the Company. Certain additional terms or limitations apply under this definition with respect to awards that are “non-qualified deferred compensation” for purposes of Section 409A of the Code.
Default Change in Control Treatment: In the event of a change in control, unless otherwise determined by the Committee or set forth in an Evidence of Award or as provided in an individual severance or employment agreement to which a 2019 Plan participant is a party, the following acceleration, exercisability and valuation provisions will apply:

•
On a change in control, each then-outstanding stock option and SAR will (to the extent not already vested and exercisable) become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted shares, RSUs, performance shares, performance units, cash incentive awards or Other Awards will lapse and such award will (to the extent not already vested) be fully vested (with any applicable performance objectives that have not yet been scored deemed to have been achieved at a target level as of the date of such vesting), except to the extent that a Replacement Award (as defined below) is provided to the participant holding such award in accordance with the 2019 Plan to replace or adjust such outstanding award (the “Replaced Award”).

•
An award is a “Replacement Award” for purposes of the 2019 Plan if (i) it is of the same type as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the change in control or another entity that is affiliated with the Company or its successor following the change in control, (iv) if the participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such participant under the Code of the Replacement Award are not less favorable to such participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control). The Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether an award meets the requirements for a Replacement Award will be made by the Committee, as constituted immediately before the change in control, in its sole discretion (subject to certain tax considerations). The Committee may determine the value of awards that are stock options by reference to either their intrinsic value or their fair value.

•
On an involuntary termination (as defined in the 2019 Plan) during the period of two years after a change in control of a participant holding Replacement Awards, (i) all Replacement Awards held by the participant will (to the extent not already vested) become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals that have not yet been scored deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Replacement Awards that are stock options or SARs will remain exercisable for a period of 90 days following such involuntary termination or until the expiration of the stated term of such stock option or SAR, whichever period is shorter (except that if the applicable Evidence of Award provides for a longer period of exercisability, that provision will control).

Management Objectives: The 2019 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2019 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents or Other Awards.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of Awards: Except as otherwise provided by the Committee, and subject to the terms of the 2019 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2019 Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2019 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the Common Shares that are subject to awards under the 2019 Plan will be subject to further restrictions on transfer.
Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (i) the number of and kind of Common Shares covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the 2019 Plan; (ii) if applicable, the number of and kind of Common Shares covered by Other Awards granted pursuant to the 2019 Plan; (iii) the exercise price or base price provided in outstanding stock options and SARs, respectively; (iv) cash incentive awards; and (v) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2019 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of Common Shares available under the 2019 Plan and the share limits of the 2019 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (i) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (ii) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2019 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.
Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any realized gain with respect to stock options or SARs and any realized value with respect to other awards granted under the 2019 Plan will be subject to forfeiture or clawback, in the sole discretion of the Committee, in the event of a participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its subsidiaries. Further, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Shares may be traded.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2019 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2019 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2019 Plan as then in effect unless the 2019 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2019 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to the 2019 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.
No Right to Continued Employment: The 2019 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2019 Plan: The 2019 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the 2012 Plan on or after the date on which our stockholders approve the 2019 Plan, provided that outstanding awards granted under the 2012 Plan will continue unaffected following such date.
Amendment and Termination of the 2019 Plan: The Board generally may amend the 2019 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2019 Plan) (i) would materially increase the benefits accruing to participants under the 2019 Plan, (ii) would materially increase the number of securities which may be issued under the 2019 Plan, (iii) would materially modify the requirements for participation in the 2019 Plan, or (iv) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NYSE, or, if the Common Shares are not traded on the NYSE, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2019 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2019 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2019 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2019 Plan or waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the 2019 Plan at any time. Termination of the 2019 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2019 Plan on or after the tenth anniversary of the effective date of the 2019 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2019 Plan.

Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2019 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit or other 2019 Plan limits described above.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2019 Plan based on U.S. federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2019 Plan participants, is not intended to be complete and does not describe U.S. federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.
Nonqualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2019 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2019 Plan by our stockholders.
New Plan Benefits
Future grants under the 2019 Plan will be made at the discretion of the Compensation & Human Resources Committee and, accordingly, are not yet determinable.

The Board recommends you vote FOR the approval of the Asbury Automotive Group, Inc. 2019 Equity and Incentive Compensation Plan.

PROPOSAL NO. 3
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our stockholders have the right to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The advisory stockholder vote is commonly referred to as the “say-on-pay” vote. At the 2018 Annual Meeting of Stockholders, approximately 97.9% of the shares voted on this proposal were voted in favor of the Company’s executive compensation program. We hold this vote annually, so our Board is again submitting a non-binding stockholder vote on our executive compensation.
As described in the “Compensation Discussion & Analysis” section of this proxy statement, our compensation program is designed to appropriately reward our executive officers for their individual and collective performance and for our collective performance in achieving specified financial and other appropriate performance objectives. Please read the “Compensation Discussion & Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2018 compensation of our named executive officers as set out in the tables and accompanying narrative.
This proposal gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:
"RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the ‘Compensation Discussion & Analysis,’ compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”
Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor will it create or imply any additional fiduciary duty of the Board. However, the Board will review the voting results and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
Our Board and our Compensation & Human Resources Committee believe that our commitment to responsible compensation practices justifies a vote by stockholders for the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

The Board recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (i) management’s conduct of the Company’s financial reporting process (including the development and maintenance of systems of internal accounting and financial controls); (ii) the integrity of the Company’s financial statements; (iii) the Company’s compliance with certain legal and regulatory requirements; (iv) the qualifications, independence and performance of the Company’s outside auditors; and (v) the performance of the Company’s internal audit functions. The Committee also is directly responsible for the appointment, retention, compensation, termination and oversight of the Company's outside auditors. The charter of the Audit Committee is available on the Company’s web site at www.asburyauto.com/company/investor-relations/ under “Corporate Governance”.
The Audit Committee comprises Eugene S. Katz (Chair), Joel Alsfine, Thomas C. DeLoach, Jr., Maureen F. Morrison and Thomas J. Reddin. The Board has determined that each member of the Audit Committee meets the requisite independence and other qualification requirements for Audit Committee membership under SEC rules, the listing standards of the NYSE, the Audit Committee charter and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act.
In fulfilling its oversight role, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and Ernst & Young LLP, the Company's independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with Ernst & Young LLP matters deemed significant by Ernst & Young LLP, including those matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board, and the SEC.
In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP matters relating to its independence, and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, Ernst & Young confirmed its independence, and the Audit Committee determined that Ernst & Young’s provision of non-audit services to the Company is compatible with maintaining their independence.
Based on the Audit Committee’s review with management and Ernst & Young LLP of the Company’s audited financial statements and Ernst & Young LLP’s report on such financial statements, and based on the discussions and written disclosures described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Members of the Audit Committee:
Eugene S. Katz (Chair)
Joel Alsfine
Thomas C. DeLoach, Jr.
Maureen F. Morrison
Thomas J. Reddin

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Representatives from Ernst & Young LLP are expected to be present at the 2019 Annual Meeting and, if present, will have the opportunity to make a statement if they desire to and to answer appropriate questions.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees billed to us by Ernst & Young LLP for fiscal years 2018 and 2017.

	2018	2017
Audit Fees	$2,150,000	$2,356,000
Tax Fees	$85,000	$—
Non-Audit Fees	$75,000	$—
Expenses	$38,000	$42,000
Total	$2,348,000	$2,398,000
Audit fees are composed of fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2017, for the audits of our annual financial statements, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended 2018 and 2017, respectively. The audit fees also included fees associated with the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Audit fees for 2018 included $553,000 of fees primarily related to various transactions as well as fees related to the Company's adoption of ASU 2014-09, Revenue from Contracts with Customers, the impact of the Tax Cuts and Jobs Act and the pending adoption of ASU 2016-02, Leases. Audit fees for 2017 include $814,000 of fees primarily related to various transactions as well as fees related to the Company's adoption of new accounting standards and the Tax Cuts and Job Act.
Tax fees for 2018 relate to tax compliance services. Non-audit fees for 2018 relate to cyber-security diagnostic services.
Included in the 2018 audit fees and expenses is approximately $373,000 that had not been billed to us as of December 31, 2018. Included in the 2017 audit fees and expenses is approximately $986,000 that had not been billed to us as of December 31, 2017.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent registered public accounting firm. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by our independent registered public accounting firm during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee has delegated to the Audit Committee chair the ability to approve non-audit work of our independent registered public accounting firm.
Pursuant to the requirements of the Sarbanes-Oxley Act, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

The Board recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
This proxy statement relates to the Company’s 2019 Annual Meeting, which will take place on April 17, 2019. The Company currently expects that its 2020 Annual Meeting of Stockholders will be held in April 2020. In order to be eligible for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Stockholders, any stockholder proposal must be submitted in writing to the Company’s Corporate Secretary and received at the Company’s executive offices at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097 by the close of business on November 16, 2019, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2020 Annual Meeting of Stockholders. To be considered for presentation at the 2020 Annual Meeting of Stockholders, although not included in the Company’s proxy statement, any stockholder proposal, including nominations of directors, must be received at the Company’s executive offices at the foregoing address not earlier than December 19, 2019, but on or before the close of business on January 18, 2020, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2019 Annual Meeting of Stockholders and must comply with the notice procedures set forth in the Company's Bylaws. The procedure for nominating directors is described above under “Governance of the Company—Nomination of Directors.”
All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), including nominations of directors, the Company’s Restated Certificate of Incorporation, the Company’s Bylaws and Delaware law.
OTHER MATTERS
Management is not aware of any other matters to be brought before the 2019 Annual Meeting, but if other matters come before the meeting, the proxy holders intend to take such action as in their judgment is in the best interest of the Company and its stockholders.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Under the rules of the SEC, the Company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. The Company did not household materials for the 2019 Annual Meeting. If the Company households materials for future meetings, then only one copy of the Company’s annual report and proxy statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the 2019 Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the Company’s Investor Relations Department (a) by mail at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, (b) by telephone at 770-418-8212, or (c) by e-mail at ir@asburyauto.com. You may also contact your bank, broker or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy materials and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the Company’s filings at the regional offices of the SEC or over the Internet at the SEC’s web site at www.SEC.gov. Additional information can also be found on the Company’s web site at www.AsburyAuto.com. Information contained on any web site referenced in this proxy statement is not incorporated by reference in this proxy statement.
If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, please contact Investor Relations, Asbury Automotive Group, Inc. (a) by mail at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, (b) by telephone at 770-418-8212, or by email at ir@asburyauto.com and the exhibits will be provided to you upon the payment of a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

APPENDIX A
ASBURY AUTOMOTIVE GROUP, INC.
2019 EQUITY AND INCENTIVE COMPENSATION PLAN
1.Purpose. The purposes of this Plan are to promote the interests of the Company and its stockholders by (i) permitting awards to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.
2.    Definitions. As used in this Plan:
(a)    “Affiliate” means any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(f)    “Cause” has the meaning set forth in the Participant’s employment or severance agreement, as applicable, or otherwise means (i) the Participant’s gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is or may be injurious to the Company or any Subsidiary, (ii) the Participant being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude, (iii) the Participant’s breach of a written agreement between the Participant and the Company or any Subsidiary, (iv) the Participant’s willful and continued failure to perform the Participant’s duties on behalf of the Company or any Subsidiary, or (v) the Participant’s material breach of a written policy of the Company or any Subsidiary.
(g)    “Change in Control” has the meaning set forth in Section 12 of this Plan.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(i)    “Committee” means the Compensation and Human Resources Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan. The Committee shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “Non-Employee Director” as defined under Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Shares are principally listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements for membership or other requirements provided in any charter of the Committee.
(j)    “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(k)    “Company” means Asbury Automotive Group, Inc., a Delaware corporation, and its successors.
(l)    “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Share Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(m)    “Deferred Share Unit” shall mean a deferred share unit granted under the Plan, which represents an unfunded and unsecured promise to deliver Common Shares in accordance with the terms of the applicable Evidence of Award.
(n)    “Director” means a member of the Board.
(o)    “Disability” means a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six (6) months or longer.

(p)    “Effective Date” means the date this Plan is approved by the Stockholders.
(q)    “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(s)    “Good Reason” shall have the meaning set forth in the Participant’s employment or severance agreement, as applicable, or shall otherwise mean (i) a material change in the geographic location at which the Participant must perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control, (ii) a material diminution in the Participant’s base compensation from the level immediately prior to the Change in Control, or (iii) a material diminution in the Participant’s authority, duties, or responsibilities from the level immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (z) the effective date of the termination for Good Reason occurs no later than one hundred fifty (150) days after the initial existence of the facts or circumstances constituting Good Reason.
(t)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision, and which is so designated in the applicable Evidence of Award.
(u)    “Independent Director” means a member of the Board who is neither (i) an employee of the Company nor (ii) an employee of any of the Company’s Affiliates.
(v)    “Involuntary Termination” shall mean termination of a Participant’s employment by the Company without Cause or by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include either (i) a termination of the Participant’s employment by the Company for Cause or due to the Participant’s death, Disability, retirement or voluntary resignation; or (ii) the transfer of the Participant from the Company to any of its Affiliates. If the Participant is transferred to an Affiliate, references to the “Company” herein shall be deemed to include the applicable Affiliate to which the Participant is transferred.
(w)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(x)    “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(y)    “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(z)    “Option Price” means the purchase price payable on exercise of an Option Right.
(aa)    “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(bb)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director or (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant.
(cc)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(dd)    “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
(ee)    “Performance Share Unit” shall mean a Restricted Share Unit granted under the Plan that is subject to Management Objectives.
(ff)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(gg)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of stock of the Company.
(hh)    “Plan” means this Asbury Automotive Group, Inc. 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(ii)    “Predecessor Plan” means the Asbury Automotive Group, Inc. 2012 Equity Incentive Plan, including as amended or amended and restated.
(jj)    “Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(kk)    “Restricted Share Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of the applicable Restriction Period.
(ll)    “Restriction Period” means the period of time during which Restricted Share Units are subject to restrictions, as provided in Section 7 of this Plan.
(mm)    “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(nn)    “Stockholder” means an individual or entity that owns one or more Common Shares.
(oo)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(pp)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.    Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Share Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 1,590,000 Common

Shares minus (y) as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between March 5, 2019 and the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)    Share Counting Rules.

(i)
Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)
If, after March 5, 2019, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)
Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards other than as described in clause (C) will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares withheld by the Company, tendered or otherwise used (x) prior to the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights or (y) at any time after the Effective Date to satisfy tax withholding with respect to Option Rights or Appreciation Rights, shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (D) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)    Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,590,000 Common Shares.
(d)    Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service (including, without limitation, equity compensation, cash compensation, perquisites and other compensation and benefits) having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $600,000.
4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)    Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.
(e)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Except as otherwise specified by the Committee in the Evidence of Award, Option Rights shall become vested and exercisable with respect to one-third of the Common Shares subject to such Option Rights on each of the first three anniversaries of the Date of Grant. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)    Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)    Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)    Each Option Right shall expire immediately, without any payment, upon the earlier of (i) the tenth anniversary of the date the Option Right is granted, or (ii) except as otherwise set forth in the applicable Evidence of Award or in this Plan, the date the Participant who is holding the Option Right ceases to be employed by or provide services to the Company or one of its Subsidiaries. No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)    Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.    Appreciation Rights.
(a)    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Also, regarding Appreciation Rights:

(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.    Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting rights, dividend rights (subject to Section 6(g) of this Plan), and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)    Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).
(e)    Any grant of Restricted Shares may specify Management Objectives regarding the vesting of such Restricted Shares.
(f)    Notwithstanding anything to the contrary contained in this Plan, Restricted Shares may provide for continued vesting or the earlier vesting of such Restricted Shares, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)    Any such grant or sale of Restricted Shares may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Shares shall be deferred until, and paid contingent upon, the vesting of such Restricted Shares.
(h)    Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.    Restricted Share Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Share Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)    Notwithstanding anything to the contrary contained in this Plan, Restricted Share Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.
(d)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Share Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Share Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Share Units shall be deferred until and paid contingent upon the vesting of such Restricted Share Units.
(e)    Each grant or sale of Restricted Share Units will specify the time and manner of payment of the Restricted Share Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(f)    Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)    The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)    Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)    The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)    Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.    Other Awards.
(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards (including Deferred Share Units) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)    The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)    The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.
(e)    Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)    Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.    Administration of this Plan.
(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board, the Committee or any employee of the Company shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)    To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.    Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Share Units,

Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.    Change in Control.
(a)    Definition. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)
any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary; (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (C) any acquisition by a Person that is permitted to, and actually does, report its beneficial ownership on Schedule 13G promulgated under the Exchange Act (or any successor schedule); provided that, if such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D promulgated under the Exchange Act (or any successor schedule), and at the time has beneficial ownership of 35% or more of the Outstanding Company Voting Securities, then a Change in Control shall be deemed to occur at such time;

(ii)
consummation of a merger, consolidation or other business combination transaction involving the Company with any other corporation or other entity in which the voting securities of the Company outstanding immediately prior to such merger, consolidation or other business combination transaction represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other business combination transaction, excluding any such merger, consolidation or other business combination transaction for which provision is made in the definitive agreement providing therefor that members of the Board at the time of the first public announcement of any such transaction, or any tender or exchange offer that results in any such transaction, will constitute at least a majority of the directors of the ultimate parent entity resulting from such transaction;

(iii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (including by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) other than the Board; or

(iv)	approval by the Stockholders of a complete liquidation or dissolution of the Company
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of the Plan by reason of any actions or events in which the Participant participates in any capacity other than in his or her capacity as an officer, employee or Director of the Company that results in or has the effect of a leveraged buyout of the Company. In addition, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any award under this Plan which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv), with respect to such award shall only constitute a Change in Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
(b)    Treatment of Awards. In the event of a Change in Control, unless otherwise determined by the Committee or set forth in an Evidence of Award or as provided in an individual severance or employment agreement to which a Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(i)
Upon a Change in Control, each then-outstanding Option Right and Appreciation Right will (to the extent not already vested and exercisable) become fully vested and exercisable and the restrictions applicable to each outstanding award of Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Cash Incentive Awards or awards under Section 9 will lapse and such award will (to the extent not already vested) be fully vested (with any applicable performance objectives that have not yet been scored deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 12(b)(ii) (a “Replacement Award”) is provided to the Participant holding such award in accordance with Section 12(b)(ii) to replace or adjust such outstanding award (a “Replaced Award”).

(ii)
An award meets the conditions of this Section 12(b)(ii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option Right, restricted shares for Restricted Shares, restricted share unit for Restricted Share Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of awards that are stock options by reference to either their intrinsic value or their fair value.

(iii)
Upon the Involuntary Termination during the period of two years after a Change in Control of a Participant holding Replacement Awards, (A) all Replacement Awards held by the Participant will (to the extent not already vested) become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals that have not yet been scored deemed to have been achieved at a target level as of the date of such vesting), and (B) all Replacement Awards that are option rights or appreciation rights will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such option right or appreciation right, whichever period is shorter (provided, however, that if the applicable Evidence of Award provides for a longer period of exercisability, that provision will control).
13.    Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any realized gain with respect to Option Rights or Appreciation Rights and any realized value with respect to other awards granted under the Plan shall be subject to forfeiture or clawback, in the sole discretion of the Committee, in the event of a Participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its Subsidiaries. Further, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14.    Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
15.    Transferability.
(a)    Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)    The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17.    Compliance with Section 409A of the Code.
(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.    Amendments.
(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)    Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.
(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)    Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.    Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable.
21.    Miscellaneous Provisions.
(a)    The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)    Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)    No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.
(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)    If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.    Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)    Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

ASBURY
AUTOMOTIVE GROUP

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
(i) Thomas C. DeLoach, Jr.	☐	☐	(ii) Joel Alsfine	☐	☐	(iii) David W. Hult	☐	☐
(iv) Juanita T. James	☐	☐	(v) Eugene S. Katz	☐	☐	(vi) Philip F. Maritz	☐	☐
(vii) Maureen F. Morrison	☐	☐	(viii) Thomas J. Reddin	☐	☐	(ix) Bridget Ryan-Berman	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign card exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX 405546

03008D

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ASBURY AUTOMOTIVE GROUP, INC.

2905 Premiere Parkway NW, Suite 300
Duluth, Georgia 30097

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Sean D. Goodman and George A. Villasana, and each or either of them, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury Automotive Group, Inc. ("Asbury"), as marked on the reverse side, which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Wednesday, April 17, 2019, at 8:00 a.m., Eastern time, at Asbury's Corporate Headquarters, 2905 Premiere Parkway NW, Duluth, GA 30097, and at any and all adjournments or postponements thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the director nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4.

If any other business is presented at the Annual Meeting, including whether or not to adjourn or postpone the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side.)